UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SP PLUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

2020

SP PLUS CORPORATION

SP+ CORPORATION 2020 PROXY STATEMENT

SP PLUS CORPORATION

200 E. Randolph Street, Suite 7700

Chicago Illinois 60601-7702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Time: May 6, 2020 1:00 p.m. Central time	Place: AON Center 200 East Randolph Street 70th Floor Chicago, IL 60601*	Record Date: March 13, 2020

Dear Stockholders:

We are pleased to invite you to the SP Plus Corporation 2020 Annual Meeting of Stockholders.

Proposals:

Item 1:	To re-elect the following directors to serve on the Board of Directors: G Marc Baumann, Karen M. Garrison, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts and Douglas R. Waggoner

Item 2:	To consider and cast a non-binding advisory vote on a resolution approving the 2019 compensation paid to our named executive officers

Item 3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020

Stockholders may transact any other business that may be properly brought before the meeting, or any adjournments or postponements thereof.

Stockholders of record at the close of business on March 13, 2020 are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof. On the record date, there were 22,997,061 shares of common stock of SP Plus Corporation issued and outstanding and entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our headquarters at least 10 days prior to the meeting and will also be available for inspection at the meeting.

Your vote is important! We strongly encourage you to exercise your right to vote as a stockholder, whether in person or by proxy. Whether or not you expect to be present at the meeting, so that we can ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided, or vote via the Internet or the telephone according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards. You may vote by any one of the following methods.

Voting Methods:

•	Telephone

•	Internet

•	Written ballot—Complete and return proxy card in the mail

•	In person—Attend and vote at the meeting

On behalf of the Board of Directors:

Ritu Vig

Chief Legal Officer, Corporate Secretary

Chicago, March 20, 2020

*

Due to concerns about the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release and post additional information on our Investor Relations website at ir.spplus.com. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.

Important Notice Regarding the Availability of Proxy Materials for

the Stockholders Meeting to be Held on May 6, 2020

The Proxy Statement and the 2019 Annual Report to Stockholders are available at

http://www.cstproxy.com/spplus/2020.

On this site, you will be able to access our 2020 Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

SP+ CORPORATION 2020 PROXY STATEMENT

SP+ CORPORATION 2020 PROXY STATEMENT

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SP+ CORPORATION 2020 PROXY STATEMENT

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SP+ CORPORATION 2020 PROXY STATEMENT

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GENERAL INFORMATION

SP+ is a leading provider of technology-driven mobility solutions. We facilitate the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. We provide professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. As of December 31, 2019, we had approximately 23,900 employees and operated in hundreds of cities across North America.

A copy of our 2019 Annual Report to Stockholders (the “Annual Report”), which includes our Form 10-K for the year ended December 31, 2019, accompanies this Proxy Statement and has been posted on the Internet with this Proxy Statement.

Our main website address is www.spplus.com. We make available free of charge on the Investor Relations section of our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission (the “SEC”). We also make available through our website other reports filed with or furnished to the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), including our proxy statements and reports filed by officers and directors under Section 16(a) of that Act, as well as our Governance Guidelines for the Board of Directors, Code of Business Conduct, Code of Ethics for Certain Executives, and the charters of each of the Board’s committees. We do not intend for information made available through our website to be part of this Proxy Statement.

The SEC maintains an Internet site that contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We use the terms “SP Plus,” “SP+,” “our company,” “the Company,” “we,” “our” and “us” in this Proxy Statement to refer to SP Plus Corporation and its consolidated subsidiaries unless the context otherwise requires.

Q:	Why am I receiving these materials?
A:

Our Board of Directors (the “Board”) is soliciting your proxy for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 6, 2020. Under rules adopted by the SEC, we are now furnishing proxy materials on the Internet at http://www.cstproxy.com/spplus/2020 in addition to mailing paper copies of the Notice of Internet Availability and Proxy Card. These proxy materials are first being made available via the Internet on or about March 20, 2020, to holders of record of our common stock at the close of business on March 13, 2020 (the “Record Date”). Please note that SP Plus will commence mailing of the Notice of Internet Availability and proxy cards on or about March 20, 2020.

Q:	When is the Annual Meeting?
A:	We will hold the Annual Meeting on May 6, 2020 at 1:00 p.m., Central time, subject to any adjournments or postponements.

Q:	Where will the Annual Meeting be held?
A:	The Annual Meeting will be held at the AON Center, 200 East Randolph Street, 70th Floor, Chicago, IL 60601.

Q:	What materials are being provided?
A:	The Company is making available the following:

•	this Proxy Statement for the 2020 Annual Meeting;

•	a copy of our Annual Report which includes our Form 10-K for the year ended December 31, 2019; and

•	a proxy card and voting instruction form for the Annual Meeting.

Stockholders may obtain free of charge a copy of the exhibits to our Form 10-K by making a written request to our Investor Relations Team at SP Plus Corporation, Investor Relations, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702, or by email at investor_relations@spplus.com.

Q:	Where can I find the 2019 audited financial statements for SP Plus?
A:

The audited financial statements for our year ended December 31, 2019 are included in our Annual Report, which is available at www.cstproxy.com/spplus/2020 together with this Proxy Statement. You may also access these materials through our main website at www.spplus.com.

SP+ CORPORATION 2020 PROXY STATEMENT

GENERAL INFORMATION

Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on three items at the Annual Meeting:

•

to re-elect the following directors to serve on the Board of Directors: G Marc Baumann, Karen M. Garrison, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts and Douglas R. Waggoner (Proposal No. 1);

•	to consider and cast a non-binding advisory vote on a resolution approving the 2019 compensation paid to our named executive officers (Proposal No. 2); and

•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal No. 3).

Q:	What are the Board’s voting recommendations?
A:	The Board recommends that you vote your shares:

•	“FOR” each of the nominees named in this Proxy Statement to the Board (Proposal No. 1);

•	“FOR” a resolution approving, in a non-binding advisory vote, the 2019 compensation paid to our named executive officers (Proposal No. 2); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal No. 3).

Q:	What other matters might arise at the meeting?
A:

At the date of this Proxy Statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. The proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What happens if a director nominee is unable to stand for election?
A:

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

Q:	Who may vote at the Annual Meeting?
A:

Each share of our common stock has one vote on each matter. Only stockholders of record as of the close of business on the Record Date are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were approximately 22,997,061 shares of our common stock outstanding.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owner of Shares Held in Street Name. If shares of our common stock are held by a broker, bank or other institution, serving as nominee, on your behalf (each referred to herein as, a “broker”), you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner but not a stockholder of record, your broker that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker on how to vote your shares using the voting methods that the broker offers as options.

Q:	If I am a stockholder of record of the Company’s shares, how do I vote?
A:	Our stockholders of record may vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone: by calling the toll-free telephone number (866) 894-0536;

•	By Internet: by visiting www.cstproxyvote.com and following the on-screen instructions; or

•	By Mail: by marking, signing and dating your proxy card and returning it to us in the envelope provided.

In order for your proxy to be validly submitted and for your shares to be voted in accordance with your proxy, we must receive the mailed proxy card prior to the start of the Annual Meeting. Additionally, telephone and Internet voting for stockholders will close at 11:59 p.m., Eastern time, on May 5, 2020.

SP+ CORPORATION 2020 PROXY STATEMENT

GENERAL INFORMATION

Q:	If I hold my shares in street name, how do I vote?
A:

If you hold your shares in street name, you may vote by following the instructions provided by your broker or, in order to vote in person at the Annual Meeting, you must comply with the procedures described below.

Q:	What is the quorum requirement for the Annual Meeting?
A:

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted as present for purposes of determining if there is a quorum if you:

•	are entitled to vote and you are present at the Annual Meeting; or

•	have properly voted on the Internet, by telephone or by submitting a proxy card form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. For purposes of determining a quorum, abstentions and broker non-votes are counted as present.

Q:	How are proxies voted?
A:

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

Q:	What happens if I do not give specific voting instructions?
A:

Stockholders of Record. If you are a stockholder of record and you signed and returned a proxy card without giving specific voting instructions, then the persons named as proxy holders, Ritu Vig and Jerome L. Pate, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will indicate on the proxy card that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?
A:

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020 (Proposal No. 3) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and, therefore, no broker non-votes are expected to occur with respect to Proposal No. 3.

The election of directors (Proposal No. 1) and the non-binding advisory vote to approve compensation paid to our 2019 named executive officers (Proposal No. 2) are considered non-routine matters under applicable rules. A broker or other nominee may not vote without instructions on non-routine matters, and, therefore, broker non-votes may occur with respect to Proposals No. 1 and No. 2.

Q:	What is the voting requirement to approve each of the proposals?
A:

With respect to the election of directors (Proposal No. 1), our bylaws currently provide for a plurality voting standard. Accordingly, under the plurality voting standard, the six nominees receiving the highest number of affirmative votes will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In other words, because there are no other nominees for election as directors other than the persons named in the enclosed proxy card and assuming each of those persons receives at least one vote, all of them will be re-elected to our Board. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to approve, in a non-binding advisory vote, the compensation paid to our 2019 named executive officers (Proposal No. 2). Although the advisory vote on Proposal No. 2 is non-binding, our Board will review the voting results and, consistent with our record of stockholder engagement, will take it into account when making future compensation decisions for our named executive officers.

SP+ CORPORATION 2020 PROXY STATEMENT

GENERAL INFORMATION

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required to ratify the appointment of our independent registered public accounting firm (Proposal No. 3).

Q:	How are broker non-votes and abstentions treated?
A:

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the election of directors (Proposal No. 1), broker non-votes and abstentions would have no effect on determining the nominees elected. However, with respect to Proposals No. 2 and No. 3, abstentions have the same effect as votes cast AGAINST each such matter. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote, but will have no effect on the vote with respect to that matter.

Q:	Can I change my vote after I have voted?
A:

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may change your vote via the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Chief Legal Officer at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, a written notice of revocation prior to the Annual Meeting.

Q:	As a stockholder, do I have dissenters’ or appraisal rights if I object to any of the proposals?
A:	No. Our stockholders do not have rights of appraisal or similar rights of dissenters with respect to any of the proposals being presented at the Annual Meeting.

Q:	Who will serve as the inspector of election?
A:	Continental Stock Transfer and Trust, our transfer agent, has agreed to act as our Inspector of Election at the Annual Meeting and to assist us in tabulating stockholder votes.

Q:	Is my vote confidential?
A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

•	as necessary to meet applicable legal requirements;

•	to allow for the tabulation and certification of votes; or

•	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to our management and the Board.

Q:	Who is paying for the cost of this proxy solicitation?
A:

We are paying the costs of the solicitation of proxies. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies for the Annual Meeting and will pay Morrow Sodali LLC an estimated fee of $6,000, plus any disbursements. The address of Morrow Sodali LLC is 470 West Avenue, Stamford, Connecticut 06902.

In addition to this notice, the Company encourages banks, brokers and other custodians, nominees and fiduciaries to supply proxy materials to beneficial owners, and reimburses them for their expenses. In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without any additional compensation, may solicit proxies on our behalf. All costs of this solicitation will be borne by the Company.

Q:	How can I attend the Annual Meeting?
A:

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. You must present valid identification containing a photograph, such as a driver’s license or passport. If you are the stockholder of record, your name will be verified against a list of stockholders of record on the Record Date prior to being admitted to the Annual Meeting. If you hold your shares indirectly through a broker, you must bring (i) an acceptable form of identification, such as a driver’s license, (ii) a “legal proxy” form from the broker, and (iii) an account statement or other acceptable evidence showing that you were the beneficial owner of shares of our common stock on the Record Date.

Due to concerns about the coronavirus or COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release and post additional information on our Investor Relations website at ir.spplus.com on how to participate. We encourage you to vote your shares prior to the Annual Meeting, even if you plan to attend the meeting.

SP+ CORPORATION 2020 PROXY STATEMENT

GENERAL INFORMATION

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the next annual meeting of stockholders?
A:

Requirements for Stockholder Proposals to Be Considered for Inclusion in our 2021 Proxy Materials. Stockholder proposals to be considered for inclusion in the form of proxy relating to the 2021 annual meeting of stockholders must be received no later than November 20, 2020. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our company’s Chief Legal Officer by mail at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702.

Requirements for Stockholder Proposals to Be Brought Before the Next Annual Meeting of Stockholders and Director Nominations. Notice of any proposal that a stockholder intends to present at the 2021 annual meeting of stockholders, but does not intend to have included in the proxy statement and form of proxy relating to the 2021 annual meeting of stockholders, as well as any director nominations, must be delivered to our company’s Chief Legal Officer by mail at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, not earlier than the close of business on December 7, 2020 and not later than the close of business on January 6, 2021. In addition, the notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that the stockholder intends to present at our 2021 annual meeting.

Q:	Where are our principal executive offices located and what is our main telephone number?
A:

Our headquarters are located at 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702. Our telephone number in Chicago is 312-274-2000. You may contact our Investor Relations Team at this address or by email at investor_relations@spplus.com.

Q:	What is our company’s fiscal year?
A:	Our fiscal year is the calendar year beginning on January 1 and ending on December 31.

SP+ CORPORATION 2020 PROXY STATEMENT

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The first proposal to be voted on at the Annual Meeting is the election of six directors. Our Board of Directors (our “Board”) currently consists of six members who are elected annually. The following individuals are being nominated to serve as directors:

G Marc Baumann	Alice M. Peterson	Wyman T. Roberts
Karen M. Garrison	Gregory A. Reid	Douglas R. Waggoner

All of the nominees are current SP Plus directors. If elected, each director will serve until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier resignation, removal or death. You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S SIX NOMINEES.

If any nominee is unwilling or unable to serve as a director, then the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee. It is currently anticipated that all of the nominees will be willing and able to serve as directors.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD MATTERS

The composition of our Board represents a range of qualifications, experiences and skills that bring diversity of thought to our Board. Described below are certain individual skills that contribute to this.

Board Skills and Diversity

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD MATTERS

Nominees for Director

The biographies of our six director nominees are set forth below. The following information about the business background of each person nominated by the Board has been furnished to the Company by the director nominees.

G Marc Baumann Age: 64

Mr. Baumann has served as our President since March 2014 and as Chief Executive Officer and a director since January 1, 2015. Mr. Baumann served as our Chief Operating Officer from March 2014 through December 2014, Chief Financial Officer and Treasurer from October 2000 to March 2014, President of Urban Operations from October 2012 to March 2014, and Executive Vice President from October 2000 to October 2012. Mr. Baumann holds a B.S. degree from Northwestern University and an M.B.A. degree from the Kellogg School of Management at Northwestern University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Baumann’s extensive industry knowledge in transportation and mobility and his deep knowledge of the Company allow him to contribute unique strategic insights to the Board.

Karen M. Garrison Age: 71 Chairman of the Board Board Committees: • Compensation Committee • Executive Committee (Chair) • Nominating and Corporate Governance Committee

Ms. Garrison has served as a director since June 2004 and as our Chairman of the Board since January 2017. She served as our Lead Independent Director from August 2015 through December 2016. She was president of Pitney Bowes Business Services from 1999 to 2004. In her 27 years with Pitney Bowes and its subsidiary, the Dictaphone Corporation, Ms. Garrison held a series of positions with increasing responsibilities, including vice president of operations, and vice president of finance and chief financial officer. She is also lead independent director, chair of the corporate governance committee and a member of the finance committee of The Kaman Corporation. Until May 2018, she was a director of Tenet Healthcare Corporation and a member of Tenet’s nominating and corporate governance committee and its audit committee. Ms. Garrison is also chair of the board of advisors of the Unger Enterprises, Inc. and a member of its finance committee. Ms. Garrison holds a B.S. degree in accounting from Rollins College and an M.B.A. degree from the Florida Institute of Technology.

Qualifications: In addition to the qualifications described above, our Board believes that Ms. Garrison’s experience in the service industry is a particularly important attribute for a director of our company.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD MATTERS

Alice M. Peterson Age: 67 Board Committees: • Audit Committee (Chair) • Executive Committee

Ms. Peterson has served as a director since March 2018. She is currently Executive Vice President of Operations for Fluresh LLC, a grower and seller of cannabis products, a position she has held since 2019. Prior to that, Ms. Peterson was the President of Loretto Group, a consultancy focused on sustainably profitable business growth. From 2012 through 2015, she served as Chief Operating Officer of PPL Group and Big Shoulders Capital, both private equity firms with common ownership. From 2009 to 2010, Ms. Peterson served as the Chief Ethics Officer of SAI Global, a provider of compliance and ethics services, and was a special advisor to SAI Global until 2012.

Ms. Peterson served as a director of RIM Finance, LLC, a wholly owned subsidiary of Research in Motion, Ltd., the maker of the Blackberry™ handheld device, from 2000 to 2013. Ms. Peterson served as a director of Patina Solutions, which provides professionals on a flexible basis to help companies achieve their business objectives, from 2012 to 2013. Ms. Peterson has served as a director of the general partner of Williams Partners L.P. and its predecessor (a diversified master limited partnership focused on natural gas transportation; gathering, treating and processing; storage; natural gas liquid fractionation; and oil transportation) from 2005 to the present and serves as the chairman of its audit committee and is a member of the conflicts committee. Ms. Peterson previously served as a director of Navistar Financial Corporation, a wholly owned subsidiary of Navistar International (a manufacturer of commercial and military trucks, diesel engines and parts), Hanesbrands Inc. (an apparel company), TBC Corporation (a marketer of private branded replacement tires), and Fleming Companies (a supplier of consumer package goods). Ms. Peterson holds a B.A. degree from the University of Louisville and an M.B.A. in Finance from Vanderbilt University.

Qualifications: In addition to the qualifications described above, our Board believes that Ms. Peterson’s financial and accounting, corporate governance, securities and capital markets, executive leadership, strategy development and risk management, and operating experience are particularly important attributes for a director of our company.

Gregory A. Reid Age: 67 Board Committees: • Audit Committee • Compensation Committee

Mr. Reid has served as a director since May 2017. He has served as president of BoomDeYada, LLC, a brand development consultancy group, since October 2011. Prior to founding BoomDeYada, Mr. Reid held various marketing and sales positions at YRC Worldwide, Inc., a transportation and global logistics company, since January 1997, most recently as executive vice president and chief marketing officer from January 2007 to December 2011. Mr. Reid holds a Bachelor of Business Administration degree in Marketing from the University of Cincinnati.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Reid’s strategic planning and marketing experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD MATTERS

Wyman T. Roberts Age: 60 Board Committees: • Compensation Committee (Chair) • Executive Committee • Nominating and Corporate Governance Committee

Mr. Roberts has served as a director since April 2015. He currently serves as President and Chief Executive Officer of Brinker International, Inc., a position he has held since January 2013. Mr. Roberts also serves as a director of Brinker, a position he has held since February 2013. Mr. Roberts also served as president of Chili’s Grill & Bar from November 2009 to June 2016. He served as senior vice president of Brinker and Maggiano’s Little Italy president from August 2005 to November 2009, and also served as Brinker’s, Maggiano’s and Chili’s chief marketing officer from March 2009 to November 2009. He served as executive vice president and chief marketing officer for NBC’s Universal Parks & Resorts from December 2000 until August 2005. He is a member of the Brigham Young University School of Management Advisory Council. Mr. Roberts has a Bachelor’s degree in Finance and an M.B.A. from Brigham Young University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Roberts’ understanding of technology-based marketing and experience managing a large workforce are particularly important attributes for a director of our company.

Douglas R. Waggoner Age: 61 Board Committees: • Audit Committee • Executive Committee • Nominating and Corporate Governance Committee (Chair)

Mr. Waggoner has served as a director since April 2015. He has served as Chief Executive Officer of Echo Global Logistics, Inc., a provider of a wide range of transportation and logistics services, since December 2006; he has been a board member of that company since February 2008, and he was named its chairman of the board in June 2015. Prior to joining Echo, Mr. Waggoner founded SelecTrans, LLC, a freight management software provider based in Chicago, Illinois. From April 2004 to December 2005, Mr. Waggoner served as Chief Executive Officer of USF Bestway, and from January 2002 to April 2004 he served as senior vice president of strategic marketing for USF Corporation. He also serves as chairman of the Supply Chain Innovation Network of Chicago, a non-profit organization that connects supply chain practitioners in the private sector with political and governmental leaders to address items associated with supply chain infrastructure and workforce issues. Mr. Waggoner holds a Bachelor’s degree in Economics from San Diego State University.

Qualifications: In addition to the qualifications described above, our Board believes that Mr. Waggoner’s software development experience and leadership in the transportation and logistics industry are particularly important attributes for a director of our company.

When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the directions indicated thereon or, if no direction is indicated, the shares will be voted in favor of the election of the six nominees identified above. We expect each nominee to be able to serve if elected, but, if any nominee notifies us before the Annual Meeting that he or she is unable to do so, then the proxies will be voted for the remainder of those nominated and, as designated by the directors, may be voted (i) for a substitute nominee or nominees, or (ii) to elect such lesser number to constitute the whole Board as equals the number of nominees who are able to serve.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD MATTERS

Nomination Process

Identifying Candidates

In evaluating candidates for Board membership, the Nominating and Corporate Governance Committee has assessed the contribution that the candidate’s skills and expertise will make with respect to guiding and overseeing our strategy and operations. The Nominating and Corporate Governance Committee seeks candidates who have the ability to develop a deep understanding of our business and the time and the judgment to effectively carry out their responsibilities as a member of our Board.

The Nominating and Corporate Governance Committee charter provides that the committee should consider candidates for our Board who are gender and age diverse and also possess a diversity of professional experience, education and other individual qualities and attributes in an effort to contribute to Board heterogeneity.

All of the nominees are current SP Plus directors. When our Board has a director opening, the Nominating and Corporate Governance Committee may retain an executive search firm to assist the Board with identifying and evaluating director candidates. The primary functions served by the executive search firm include identifying potential candidates who meet the key attributes, experience and skills described under “Criteria for Board Membership” below, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee. Numerous candidates are considered as a result of these searches.

Stockholder Recommendations

If you would like to recommend a future nominee for Board membership, you can submit a written recommendation with the name and other pertinent information of the nominee to: Douglas R. Waggoner, Chair of the Nominating and Corporate Governance Committee, c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702, Attention: Chief Legal Officer.

Criteria for Board Membership

The Nominating and Corporate Governance Committee has established certain minimum qualification criteria for our director nominees, including:

•	the highest personal and professional ethics, integrity, and honesty, and a commitment to acting in the best interest of the stockholders;

•	an inquisitive and objective perspective and mature judgment;

•	sufficient time available to fulfill all Board and committee responsibilities;

•	diverse viewpoints and background and diverse experience at policy-making levels in business, government, education and technology, and in areas that are relevant to our activities; and

•	experience in positions with a high degree of responsibility and leadership roles in the companies or institutions with which they are affiliated.

SP+ CORPORATION 2020 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

General

Our business is managed by our employees under the direction and oversight of our Board. Except for Mr. Baumann, none of our directors is currently an employee of our company. We keep Board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and their participation in Board and Board committee meetings.

Our Board has adopted Governance Guidelines for the Board of Directors (“Governance Guidelines”) that, along with the charters of the principal Board committees and our Code of Business Conduct and Code of Ethics for Certain Executives, provide the framework for the governance of our company. Complete copies of our Governance Guidelines, the charters of our principal Board committees, our Code of Business Conduct, Code of Ethics and other corporate governance documents may be found on our Investor Relations page at www.spplus.com. Information contained on our website is not part of this Proxy Statement. Our Nominating and Corporate Governance Committee regularly reviews corporate governance developments and modifies these policies as warranted.

We believe that open, effective, and accountable corporate governance practices are key to our relationship with our stockholders. To help our stockholders understand our commitment to this relationship and our governance practices, our Governance Guidelines and certain other of our governance practices are summarized below.

Director Independence

The rules of the NASDAQ Stock Market LLC (“NASDAQ”) require listed companies to have a board of directors with at least a majority of independent directors. These rules have both objective tests and a subjective test for determining who is an “independent director.” On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is independent under NASDAQ listing standards and our Governance Guidelines, and whether members of our Audit Committee and Compensation Committee satisfy additional SEC and NASDAQ independence requirements. Our Board has adopted guidelines setting forth certain categories of transactions, relationships and arrangements that it has deemed immaterial for purposes of making its determination regarding a director’s independence, and does not consider any such transactions, relationships, and arrangements in making its subjective determination.

Our Board has determined that each of the following director nominees is independent under the applicable NASDAQ listing rules and under our Governance Guidelines: Karen M. Garrison, Alice M. Peterson, Gregory A. Reid, Wyman T. Roberts and Douglas R. Waggoner. Mr. Baumann is not considered independent because he is our President and Chief Executive Officer.

The Board limits membership on the Audit Committee, the Compensation Committee, Executive Committee, and the Nominating and Corporate Governance Committee to independent directors, and all directors serving on such committees have been determined to be independent. Our Governance Guidelines require any director who has previously been determined to be independent to inform the Chairman and our Corporate Secretary of any change in his or her principal occupation or status as a member of the Board of any other public company, or any change in circumstance that may cause his or her status as an independent director to change.

Board Leadership Structure

In accordance with our bylaws, our Board elects our Chairman and our Chief Executive Officer, or “CEO”. Our Governance Guidelines do not require that the roles of Chairman and CEO be held by separate individuals, giving the Board flexibility to make a determination when it elects a new Chairman or CEO. However, Ms. Garrison currently serves as our Chairman, and Mr. Baumann currently serves as our CEO.

SP+ CORPORATION 2020 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

Committee Responsibilities

Board committees help our Board run effectively and efficiently and supplement, but do not replace, the oversight of our Board as a whole. There are currently four principal Board committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance meet regularly; the Executive Committee meets on an as-needed basis. Each committee has a written charter that has been approved by our Board. In addition, at each regularly scheduled Board meeting, a member of each committee reports on any significant matters addressed by the committee since the last Board meeting. Each committee performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Board’s Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, financial, legal and regulatory, operational, and other risks, such as the impact of competition and climate change. Management is responsible for the day-to-day management of the risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management framework and supporting processes as implemented by management are adequate and functioning as designed.

Role of Committees in Risk Oversight

While the Board is ultimately responsible for risk oversight, the Board has delegated to the Audit Committee the primary responsibility for the oversight of risks facing our business. The Audit Committee’s charter provides that it will discuss our major risk exposures, including financial, operational, privacy, security, business continuity, legal, and regulatory risks, and the steps we have taken to detect, monitor, and actively manage such exposures. The Audit Committee reviews with our Director of Internal Audit significant legal, compliance and regulatory matters that could have a material impact on our financial statements or our business, including material notices to, or inquiries received from, governmental agencies.

In addition to the general oversight responsibility that has been delegated to the Audit Committee, other committees review the risks within their areas of responsibility and expertise. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices and our succession planning process, and the Nominating and Corporate Governance Committee reviews the risks associated with our overall corporate governance.

Management’s Role in Risk Oversight

Our Director of Internal Audit, or DIA, is responsible for our internal audit function and our risk governance framework, which includes risk assessment, monitoring, and reporting. The DIA reports directly to the Audit Committee. The DIA facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the DIA periodically assesses major risks facing our company and coordinates with the executives responsible for such risks through the risk governance process. The DIA periodically reviews with the Audit Committee the major risks facing our company and the steps management has taken to detect, monitor, and manage those risks within agreed risk tolerances. The executive responsible for managing a particular risk may also report to the Audit Committee on how the risk is being managed and progress towards agreed mitigation goals.

Risk Assessment of Compensation Policies and Practices

Our management has assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company. This analysis was presented to the Audit Committee and the Compensation Committee, both of which agreed with this conclusion.

Attendance at Annual Meetings

All directors are expected to attend our annual meeting of stockholders unless a Board meeting is not scheduled immediately following the annual meeting of stockholders. Our last annual meeting of stockholders was held on May 8, 2019, and five out of the six director nominees who were serving on our Board as of that date attended this annual meeting.

SP+ CORPORATION 2020 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

Executive Sessions of Independent Directors

As part of each regularly scheduled Board meeting, the outside directors have the opportunity to meet without our management or any director who is not independent. The Chairman leads these sessions.

Board Compensation

Board compensation is determined by the Compensation Committee and consists of a mixture of equity compensation and cash compensation. The Compensation Committee reviews Board compensation annually. A more detailed description of current Board compensation can be found under the heading “Non-Employee Director Compensation” below.

Outside Advisors

Our Board and each of its committees may retain outside advisors and consultants of their choosing at our expense. Our Board need not obtain management’s consent to retain outside advisors. In addition, the committees need not obtain either our Board’s or management’s consent to retain outside advisors.

Conflicts of Interest

We expect our directors, executive officers, and other employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, executive, and employee. Our Governance Guidelines prohibit a director from serving on the board, or in a senior executive role, of another company that would create a significant conflict of interest. In order to better protect our stockholders and us, we regularly review our Governance Guidelines, Code of Business Conduct, Code of Ethics and other corporate governance policies to ensure that they provide clear guidance to our directors, executives, and employees. In addition, on an annual basis, each director and each executive officer is obligated to complete a questionnaire that requires disclosure of any transaction with us in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Board Effectiveness and Director Performance Reviews

It is important that the Board and its committees are performing effectively and in the best interests of our company and our stockholders. The Board typically performs an annual self-assessment, led by the Chairman, to evaluate its effectiveness in fulfilling its obligations. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Chairman then follows up on this feedback and takes such further action as he or she deems appropriate.

Succession Planning

Our Board recognizes the importance of effective executive leadership to our success, and we review succession plans for our senior leadership positions at least annually. As part of this process, our Board reviews and discusses the capabilities of our senior leadership, as well as succession planning and potential successors for members of our executive staff, including our CEO. In conducting this review, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations. The Board has also developed a set of guiding principles relating to Board membership, including the addition of directors with highly relevant professional experience.

Independent Registered Public Accounting Firm Independence

We have taken a number of steps to ensure continued independence of our outside independent registered public accounting firm. Our independent registered public accounting firm reports directly to the Audit Committee, and we limit the use of our independent registered public accounting firm for non-audit services. The fees for services provided by our independent registered public accounting firm in 2019 and 2018 and our policy on pre-approval of non-audit services are described under “Audit Committee Disclosure” below.

SP+ CORPORATION 2020 PROXY STATEMENT

OUR CORPORATE GOVERNANCE PRACTICES

Related-Party Transaction Policy

As part of its oversight responsibilities, the charter of our Audit Committee requires that the Audit Committee review all related-party transactions for potential conflicts of interest. In addition, our Board has adopted our Related Party Transaction Policy that requires the Audit Committee to review all transactions between our company and our executive officers, directors, principal stockholders and other related persons for potential conflicts involving amounts in excess of $5,000. This policy is available on the Investor Relations portion of our website.

Codes of Conduct and Ethics

We have adopted a code of ethics as part of our compliance program. The code of ethics applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and all other persons performing similar functions on behalf of our company. In addition, we have adopted a code of business conduct that applies to all of our officers and other employees. Any amendments to, or waivers from, our code of ethics for any executive officer will be posted on our website www.spplus.com. These codes are available on the Investor Relations portion of our website and copies will be provided to you without charge upon request to investor_relations@spplus.com.

Insider Trading Restrictions

Our insider trading policy prohibits directors, officers, employees, consultants and certain of their family members (“Covered Persons”) from transactions involving securities, other than certain excluded transactions (such as certain stock option exercises, vesting of restricted stock and gifts), whether such securities were issued by us or another company, while such Covered Person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades in our securities by directors and executive officers are prohibited during certain prescribed blackout periods and are required to be pre-cleared by appropriate company personnel.

Hedging and Pledging Policy

Our insider trading policy prohibits Covered Persons from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. The policy also prohibits Covered Persons from pledging SP Plus common stock as collateral for any loans.

Communicating with our Board

Our Board welcomes your questions and comments. If you would like to communicate directly with our Board, or our independent directors as a group, then you may submit your communication to our Chief Legal Officer, SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702. All appropriate communications and concerns will be forwarded to our Chairman or our independent directors as a group, as applicable.

Corporate Hotline

We have established a corporate hotline and an internal web-based reporting application to allow any employee to confidentially and anonymously lodge a complaint about any accounting, environmental, internal control, auditing, or (where legally permissible) other matters of concern. A copy of our whistleblower policy is set forth on the Investor Relations section of our website.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

The Board

Our Board expects that its members will diligently prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with our management team and operations as a basis for discharging their oversight responsibilities. During 2019, our Board held seven meetings. Each of the directors who served during 2019 attended all of our Board meetings held during his or her tenure.

Committees of the Board

In 2019 our Board had four standing committees to facilitate and assist our Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating and Corporate Governance Committee. Each of those committees operates pursuant to a written charter, which is available in the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

Audit Committee

The Audit Committee has three members: Alice M. Peterson, who serves as Chair, Gregory A. Reid, and Douglas R. Waggoner. Our Board has determined that each of its members meets NASDAQ’s financial literacy and independence requirements, and that Ms. Peterson and Mr. Waggoner each qualify as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. We limit the number of public-company audit committees on which any Audit Committee member may serve to three. Our Board will continue to monitor and assess the audit committee memberships of our Audit Committee members on a regular basis.

The Audit Committee’s primary duties and responsibilities are to:

•

meet with our independent registered public accounting firm to review the results of the annual audit and to discuss our financial statements, including the independent registered public accounting firm’s judgment about the quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in our financial statements, our internal control over financial reporting, and management’s report with respect to internal control over financial reporting;

•	meet with our independent registered public accounting firm to review the interim financial statements prior to the filing of our Quarterly Reports on Form 10-Q;

•	recommend to our Board the independent registered public accounting firm to be retained by us;

•	oversee the independence of the independent registered public accounting firm;

•	evaluate the independent registered public accounting firm’s performance;

•	review and approve the services of the independent registered public accounting firm;

•

receive and consider the independent registered public accounting firm’s comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls, including our system to monitor and manage business risks and legal and ethical compliance programs;

•	approve the Audit Committee Report for inclusion in our proxy statement;

•	approve audit and non-audit services provided to us by our independent registered public accounting firm;

•	consider conflicts of interest and review all transactions with related persons involving executive officers or Board members that are reasonably expected to exceed specified thresholds;

•

meet with our Chief Legal Officer to discuss legal matters that may have a material impact on our financial statements or our compliance policies and with other members of management to discuss other areas of risk to our company; and

•	review and approve our policies and decisions about using and entering into swaps.

A complete description of the Audit Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Audit Committee held six meetings in 2019. Each of the directors who served on the Audit Committee during 2019 attended all of the meetings held during his or her tenure.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

Compensation Committee

The Compensation Committee consists of three directors: Karen M. Garrison, Gregory A. Reid, and Wyman T. Roberts, who serves as Chair. Our Board has determined that all members of the Compensation Committee are independent. The Compensation Committee’s primary duties and responsibilities are to:

•	review and discuss with management the Compensation Discussion and Analysis section of the proxy statement;

•

assist in defining a total compensation policy for our executives that supports our overall business strategy and objectives, attracts and retains key executives, links total compensation with business objectives and organizational performance, and provides competitive total compensation opportunities at a reasonable cost;

•

act on behalf of our Board in setting executive compensation policy, administer compensation plans approved by our Board and stockholders, and make decisions or develop recommendations for our Board with respect to the compensation of key executives;

•

review and determine the annual base salary levels, annual incentive opportunity levels, long-term incentive opportunity levels, executive perquisites, employment agreements, change in control and severance provisions/agreements, benefits, and supplemental benefits of the named executive officers (“NEOs”);

•

review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and determine the Chief Executive Officer’s compensation level based on this evaluation; evaluate the Chief Executive Officer’s and other key executives’ compensation levels and payouts against pre-established performance goals and objectives, an appropriate peer group, and the awards given to the Chief Executive Officer or other executives in past years;

•

review compensation policies and practices applicable to all employees as they relate to risk management and determine whether the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect;

•	approve all compensation consultant engagement fees and terms, including engagements with compensation consultants involving services in addition to executive and director compensation; and

•	prepare a report to be included in our proxy statement and provide other regular reports to our Board.

A complete description of the Compensation Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Compensation Committee held three meetings in 2019. Each of the directors who served on the Compensation Committee during 2019 attended all of the meetings held during his or her tenure.

Compensation Committee Interlocks and Insider Participation. During 2019, none of the members of the Compensation Committee served, or has at any time served, as an officer or employee of our company or any of our subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of our Board or our Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

In addition, none of our directors serve together on both the Board and any other public company boards or any committee thereof.

Executive Committee

The Executive Committee currently consists of four directors: Karen M. Garrison, who serves as Chair, Alice M. Peterson, Wyman T. Roberts and Douglas R. Waggoner. Our Board has determined that all members of the Executive Committee are independent. The Executive Committee’s primary duties and responsibilities include:

•	exercising some or all powers of our Board between regularly scheduled meetings;

•	serving as a sounding board for management on emerging issues, problems and initiatives; and

•	reporting to our Board at the Board’s next meeting on any official actions it has taken.

SP+ CORPORATION 2020 PROXY STATEMENT

BOARD COMMITTEES AND MEETINGS

Notwithstanding the foregoing, the Executive Committee does not have the powers of our Board for:

•	those matters that are expressly delegated to another committee of our Board;

•

approving or adopting, or commending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware (“DGCL”) or our Certificate of Incorporation (the “Certificate”) to be submitted to the stockholders;

•	adopting, amending or repealing any of our bylaws;

•	electing officers or filling vacancies on our Board or any committee of our Board;

•	declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by our Board), or such other powers as our Board may from time to time eliminate; and

•	any other matters that, under the DGCL, the Certificate or our bylaws cannot be delegated by our Board to a committee.

A complete description of the Executive Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Executive Committee did not hold any meetings in 2019.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of three directors: Karen M. Garrison, Wyman T. Roberts and Douglas R. Waggoner, who serves as Chair. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent. The Nominating and Corporate Governance Committee’s primary duties and responsibilities are to:

•

have general responsibility for Board selection, including the identification of qualified candidates for Board membership, taking into account gender and age diversity as well as diversity of professional experience, education and other individual qualities and attributes that will contribute to Board heterogeneity;

•	recommend to our Board the directors to serve on each committee of our Board;

•	develop and recommend to our Board for its approval a set of corporate governance guidelines that it will review at least annually and recommend any proposed changes to our Board for its approval;

•	approve all director search firm engagement fees and terms; and

•	prepare a report to be included in our proxy statement and provide reports to our Board.

A complete description of the Nominating and Corporate Governance Committee’s function may be found in its charter, which may be accessed through the Corporate Governance section of our main website, accessible through our Investor Relations page at www.spplus.com.

The Nominating and Corporate Governance Committee held four meetings in 2019. Each of the directors who served on the Nominating and Corporate Governance Committee during 2019 attended at least 75% of the meetings held during his or her tenure.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE OFFICERS

The table below sets forth certain information regarding our executive officers that are not identified in the table under “Board and Matters-Nominees for Director.”

Name	Age	Position
Kristopher H. Roy	45	Chief Financial Officer & Treasurer
Robert A. Miles	58	President of Bags
John Ricchiuto	63	President of Airport Division
Robert M. Toy	63	President of Commercial Division

Kristopher H. Roy has served as Chief Financial Officer & Treasurer since September 2019. Mr. Roy served as Senior Vice President and Corporate Controller from 2015 through August 2019. He joined our company in 2013 as Vice President and Assistant Controller. Prior to joining the company, Mr. Roy served as Global Director of Accounting, Consolidation, and Financial Systems at CNH Industrial N.V. and its predecessor from March 2013 to December 2013. He was a Senior Manager with Ernst & Young, LLP from 2009 until 2013. Mr. Roy is a Certified Public Accountant and earned his Bachelor of Arts degree from Michigan State University.

Robert A. Miles has served as President, Bags since 2013. Prior to joining Bags in 2013, Mr. Miles served as Senior Vice President of Strategy, Business, Development & External Affairs for Orlando Health from 2005 to 2013. Mr. Miles was the Executive Vice President/Chief Financial Officer/Chief Operating Office for Test Rite Products Corporation from 2003 to 2005. From 2000 to 2002, Mr. Miles served as the Chief Operating Officer for Saull Enterprises, Inc. Mr. Miles served as the Chief Financial Officer for National Healing Corporation between 1998 and 2000 and as Director of Finance for Orlando Health from 1993 to 1998. From 1985 to 1992, Mr. Miles served as a Manager at Ernst & Young. Mr. Miles earned his Bachelor of Science degree and Master of Accountancy from Florida State University.

John Ricchiuto has served as President, Airport Division since May 2019. Mr. Ricchiuto served as Executive Vice President, Operations from 2002 until May 2019, as Senior Vice President-Airport Properties Central and Eastern United States from 1994 until 2002, and Vice President-Airport Properties Central from 1993 until 1994. Mr. Ricchiuto joined our company in 1980 as a management trainee. Mr. Ricchiuto holds a B.S. degree from Bowling Green University.

Robert M. Toy has served as President, Commercial Division since March 2017 and as President of Urban Operations from January 2016 through February 2017. Mr. Toy also served as Executive Vice President from October 2012 through February 2017. Prior to joining our company, Mr. Toy served as Senior Vice President of Field Operations of Central Parking Corporation from 2010 to October 2012, and in other capacities since 1999. He began his career with Central as Executive Vice President of USA Parking System, Inc. Mr. Toy attended the University of Kentucky from 1974 to 1978 where he majored in Business Administration.

SP+ CORPORATION 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion & Analysis (this “CD&A”) describes the material components of the executive compensation program applicable to our NEOs. While the discussion in the CD&A focuses on our NEOs, many of our executive compensation programs apply broadly across our executive ranks.

Our NEOs for the fiscal year ended December 31, 2019 were:

•	G Marc Baumann, our President and Chief Executive Officer and a member of our Board;

•	Kristopher H. Roy, our Chief Financial Officer;

•	John Ricchiuto, our President, Airport Division;

•	Robert M. Toy, our President, Commercial Division;

•	Robert N. Sacks, our General Counsel; and

•	Vance C. Johnston, our former Chief Financial Officer.[1]

Overview

Our compensation program is designed to reward employees for producing sustainable growth for our stockholders and to attract, motivate and retain top talent in the industry. Like most companies, we use a combination of fixed and variable, “at-risk” compensation programs to help align the interests of our executives with our stockholders. This “pay-for-performance” philosophy forms the foundation of our Compensation Committee’s decisions regarding compensation. Underlying these decisions is the Compensation Committee’s beliefs that the labor market for the type of talent we require is limited, and that our executives are among the most capable and highest performing in the industry.

Business Performance and Impact on Pay

The compensation realized by our executives is closely related to our business performance. The impact of such business performance upon pay actually realized by our Chief Executive Officer and other NEOs is described below to help our stockholders better understand our executive compensation program and the key business factors that impact the design and ultimate payments made under our executive compensation program.

[1]	Mr. Johnston served as our Chief Financial Officer until his resignation effective April 18, 2019.

SP+ CORPORATION 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2019 Business Performance

	Year Ended December 31, 2019		Year Ended December 31, 2018
In millions except per share	Reported	Adjusted (1)	Reported	Adjusted (1)
Gross profit (2)	$228.1	$228.1	$184.0	$184.1
General and administrative expenses (2)	$109.0	$107.7	$91.0	$83.0
Net income attributable to SP Plus (2)	$48.8	$60.5	$53.2	$57.6
Earnings per share (2)	$2.20	$2.73	$2.35	$2.55
EBITDA (1)(2)	$116.2	$117.5	$89.8	$97.9
Net cash provided by operating activities	$76.0	NA	$70.9	NA
Free cash flow (1)	$60.3	NA	$62.2	NA

(1)	Refer to the financial tables set forth in Appendix A for a reconciliation of all non-GAAP financial measures to U.S. GAAP.

(2)

Adjusted gross profit, adjusted general and administrative expenses, adjusted net income attributable to SP Plus, adjusted earnings per share attributable to SP Plus (“adjusted EPS”), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA”) are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring, acquisition and integration costs, (b) the amortization of acquired intangible assets, (c) the net loss or gains and the financial results related to sold businesses, (d) the equity in income or losses from investment in unconsolidated entities, and (e) non-routine tax items.

Our solid performance was reflected in the following elements of compensation earned or awarded to executives in 2019:

•

Our annual bonus plan primarily rewards a combination of budget attainment and year-over-year growth in Company Adjusted EBITDA, and the annual bonus awards paid an average of 115% of the target for our NEOs.

•

Each NEO earned a significant amount of compensation tied to the performance of our stock through a performance-based incentive program under our Long-Term Incentive Plan that began in 2014 (the “Performance Share Program”), whereby we issue performance share units (“PSUs”) to NEOs and others that represent shares potentially issuable in the future based on cumulative adjusted free cash flow over a three-year period, as well as previous grants and required stock holdings.

•

As part of 2019 NEO compensation, the Compensation Committee approved and paid out shares of SP Plus common stock under the Performance Share Program that vest at the end of three-year performance periods. The realized value was 110% of target based upon cumulative adjusted free cash flow of 246.2 million over the 2017-2019 performance cycle.

•

In March 2019, the Compensation Committee approved an increase in the CEO’s annual incentive target from $600,000 to $800,000 and Performance share target from $800,000 to $1.1M to address an on-going gap in market competitiveness for this key position.

•

In March 2019, the Compensation Committee approved an RSU grant to our current CFO to address a gap in our market competitiveness, The current CFO received RSU representing 10,155 shares with a grant date fair value of $ $341,817 that vests, if at all, on December 31, 2021.

Reasonableness of Compensation

We manage our pay structure and make compensation decisions using a combination of policies, practices and inherent logic. We have a “pay-for-performance” culture as exemplified by our management of salaries, bonus compensation and equity compensation. Base salaries may be adjusted to provide market-based increases, and our executives’ true upside potential has been provided through bonuses and stock-based award opportunities available under our annual cash and long-term incentive plans. After considering all components of the compensation paid to the NEOs, the Compensation Committee has determined that the compensation arrangements are reasonable and appropriate given the success of the Bags Acquisition, our overall performance, market for talent, executive retention and business strategy.

In November 2018, the Compensation Committee authorized Willis Towers Watson to conduct a risk assessment of our executive compensation policies and practices. In March 2019, Willis Towers Watson reported its findings to the Compensation Committee. Based on this risk review, Willis Towers Watson concluded that we do not compensate or incentivize our executives in a manner that creates risks that are reasonably likely to have a material adverse impact on our company. The review consisted of an evaluation of the degree of Board oversight, pay philosophy and structure, plan design, performance metrics,

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and pay plan oversight. Willis Towers Watson concluded that, on an overall basis, our executive compensation program aligns with current market practices, contains an appropriate balance of risks versus rewards, and incorporates appropriate risk mitigating factors.

Say-on-Pay Advisory Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires public companies to provide their stockholders with an advisory vote to approve executive compensation at least once every three years. At our annual meeting of stockholders in 2017, our stockholders approved a proposal to hold a stockholder advisory vote on executive compensation every year.

This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to endorse or not endorse our executive pay program and policies. In connection with Proposal No. 2 set forth in this Proxy Statement, the Board has again recommended that stockholders consider and cast a non-binding advisory vote on a resolution approving 2019 NEO compensation. We are providing this stockholder advisory vote on our executive compensation in accordance with Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a).

Prior Say-on-Pay Advisory Vote

Our Board values our stockholders’ feedback and pays careful attention to communications from our stockholders regarding our executive compensation practices. Our executive compensation program is designed to pay for performance and to align the long-term interests of our NEOs and other members of our management team with the long-term interests of our stockholders, as discussed in more detail throughout this Proxy Statement. We believe these design and alignment principles help to ensure an appropriate balance between risk and reward; while our incentive compensation arrangements do not encourage employees to take unnecessary or excessive risks, our employees are rewarded for executing on our financial and strategic objectives. Further, the Compensation Committee and the Board believe that the compensation policies and procedures articulated in this Proxy Statement are effective in furthering our achievement of short-term, medium-term and long-term business goals, and that the compensation of our NEOs reported in this Proxy Statement, which is structured to motivate superior individual performance, has supported and contributed to our success.

At our last annual meeting, our advisory vote to approve compensation paid to our 2018 NEOs received the strong support of our stockholders (approximately 91.3% of the shares represented in person or by proxy and entitled to vote). Based on the results of last year’s Say-on-Pay vote, our Compensation Committee determined to keep the structure of our executive compensation program for 2020 substantially similar to the structure of the executive compensation program for 2019, including the Performance Share Program described below. As we continue to refine our compensation program, policies and practices going forward, we will continue to consider stockholder feedback.

Role of the Compensation Committee

Our Compensation Committee has administered our executive compensation program since this committee was established in conjunction with our initial public offering. Broadly stated, the Compensation Committee’s overall role is to oversee all of our compensation plans and policies, administer our equity plans and policies, approve equity grants to our executive officers and review and approve all compensation decisions relating to the NEOs. As in the past, our Compensation Committee engaged Willis Towers Watson in 2019 as a consultant to assist in addressing and discharging its duties and obligations. As required by the SEC, the Compensation Committee has determined Willis Towers Watson has no conflicts of interest with our company and is independent.

Role of Management

Our Chief Executive Officer and Chief Administrative Officer regularly and routinely work with our Compensation Committee throughout the year, with input as appropriate from our outside legal counsel, as well as from the Compensation Committee’s compensation consultant. Our Chief Executive Officer plays an integral and instrumental role in making specific recommendations to the Compensation Committee regarding the compensation for all of the NEOs other than the Chief Executive Officer himself. Our Board decides the compensation of our Chief Executive Officer following recommendations made by the Compensation Committee.

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Compensation Objectives

Our overall compensation philosophy is governed by three fundamental objectives:

•	attracting and retaining qualified key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are critical to our business;

•	motivating performance to achieve specific strategic and operating objectives of our company; and

•	aligning executives’ interests with the long-term interests of our stockholders.

The primary elements of our executive compensation program are:

Compensation Element	Compensation Objective	Performance Metric	Characteristics	Time Horizon
Base Salary	• Attract and retain qualified executives	• None	• Market-competitive, fixed level of compensation	• Annual
Management Incentive Compensation Program	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives in the short term	• Company Adjusted EBITDA	• At target, annual incentive provides market-competitive total cash opportunity • At-risk compensation	• Annual
Performance Share Program	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives in the medium term • Align NEOs’ and stockholders’ long-term interests	• Cumulative Company Adjusted Free Cash Flow	• PSU awards paid in shares of SP Plus common stock • At-risk compensation	• Three years
Stock-Based Grants	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives over the long term • Align NEOs’ and stockholders’ long-term interests	• RSUs-none • PSUs-Company Adjusted Company EBITDA	• Typically RSUs are granted with cliff vesting	• Three to five years
Career Restricted Stock Units (closed)	• Attract and retain qualified executives • Motivate performance to achieve specific strategies and operating objectives over the long term • Align NEOs’ and stockholders’ long-term interests	• None	• One-time grants in 2008 to help retain, for their full careers, high-caliber senior management • RSUs granted with restrictions generally removed in three equal tranches	• Ten to twelve years

The Compensation Committee reviews the executive compensation program and NEO compensation on an annual basis. The use and relative contribution of each compensation element is based on a discretionary determination by the Compensation Committee of the importance of each compensation element in supporting our financial and strategic objectives, after taking into consideration the recommendations of our Chief Executive Officer.

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Compensation Philosophy and Competitive Positioning

Our Compensation Committee believes that the compensation of our NEOs must be closely aligned with our performance, on both a short and long-term basis, at responsible levels that are consistent with our cost-conscious culture. At the same time, this Committee recognizes that our compensation programs must be designed to attract and retain key executives, many of whom are responsible for developing, nurturing and maintaining the client relationships that are important to producing superior results for our stockholders.

As the independent consultant to the Compensation Committee, Willis Towers Watson periodically conducts market-based assessments as to the competitiveness of our officers’ total pay opportunities. This competitive analysis found, for both the NEOs and the broader management team, the following:

•

Our cash compensation (base and target bonus) is generally competitive with market norms with the exception of the CFO, which fell below market median. This is due to the fact that our current CFO was recently promoted to the role.

•	Annualized long-term incentive compensation is generally below market median for all NEOs.

•

Total direct compensation levels (both actual and target) vary in competitiveness from individual to individual. Four of our NEOs, including our CEO and our current CFO, are positioned below the market median. One of our NEOs is at market median. This is largely due to lower annualized long term incentive values.

We continue to use published survey data as a broad indicator of market performance, but we do not benchmark against specific companies through a “peer group” or within such surveys. We operate in a large and fragmented industry with no direct public competitors. Accordingly, we do not use data that are specific to any company within the surveys. These surveys represent a broad group of general industry and service industry companies. We believe that the aforementioned survey sample is appropriate because it provides a significant sample size, includes reasonably accurate executive position matches for benchmarking purposes, and includes companies from other industries from which we might potentially recruit.

For compensation planning purposes, Willis Towers Watson has recommended that the most reasonable approach is to evaluate our pay practices for senior executives against this survey data scoped to reflect companies with revenues of approximately $2.1 billion. While this is larger than our reported revenue, the revenue we manage for clients is more than double our reported revenue, and the corresponding infrastructure necessary to support the business model more closely resembles a company with more than $2.1 billion in revenue.

Given the information obtained from the current and previous compensation studies, the Compensation Committee has informally adopted a guideline that targets total cash compensation in the 50th percentile range for executive officers. This range, however, is merely a guideline because the Compensation Committee does not believe in fixing compensation levels based only on market comparables. Rather, the Compensation Committee believes that other factors should be considered and weighted appropriately, including, but not limited to:

•	the history underlying our current compensation levels;

•	relative compensation levels among our senior executives;

•	pay levels in the parking industry; and

•	our overall performance in relation to the performance of other parking companies.

Our actual cash compensation practice is to target the market median when our company performance is in line with our financial goals.

Compensation Program Components

Our NEO compensation consists primarily of the following elements: base salary; compensation under our Management Incentive Compensation Program; compensation under our Long-Term Incentive Plan, which includes the Performance Share Program, stock-based grants and Career Restricted Stock Units; perquisites and personal benefits; and retirement benefits and deferred compensation opportunities.

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Base Salary

Base salary is a critical element of NEO compensation because it is the source of an officer’s consistent income stream and is the most visible barometer of evaluation vis-à-vis the employment market. In establishing and reviewing base salaries, the Compensation Committee considers various factors that include the executive’s qualifications and experience, scope of responsibilities, internal pay equity, past performance and achievements, future expectations that include the executive’s ability to impact short-term and long-term results, as well as the salary practices at other comparable companies. We strive to provide our NEOs with a competitive base salary that is in line with their roles and responsibilities when compared to companies of comparable size.

Management Incentive Compensation Program

Our NEOs participate in our Management Incentive Compensation Program, which provides for an annual cash incentive bonus. Our Compensation Committee oversees this program, and it creates annual performance criteria that are flexible and that change with the needs of our business. By creating target awards and setting performance objectives at the beginning of each fiscal year, our NEOs have the proper incentives to attain key performance metrics. The target bonus opportunities are fixed and subject to change only via approval of the Compensation Committee.

The target bonuses, metrics, weightings, level of achievement and awards are reported in the tables set forth under “2019 Annual Incentive Compensation Payouts and Performance Analysis,” below.

Long-Term Incentive Plan

Because one of our basic compensation objectives is to align our executives’ interests with the long-term interests of our stockholders, we implemented stock ownership requirements for our senior executives in January 2007. On March 6, 2019, our Board adopted new, more robust executive stock ownership requirements, as described under the caption “Executive Stock Ownership Requirements” below.

Performance Share Program. The objective of granting performance share units is to link compensation to business performance, encourage ownership of our common stock, retain executive talent, and incentivize and reward executive performance. The Performance Share Program provides participating executives with the opportunity to earn common stock if performance targets for adjusted pre-tax free cash flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. In September 2014, the Compensation Committee authorized our first grants of performance share units under our Long-Term Incentive Plan for the cumulative three-year period of 2014 through 2016. In each subsequent year, additional PSU grants were made for the respective three-year cycle. Another three-year performance period will start in 2020 and will be linked to a new adjusted free cash flow performance target for the cumulative three-year 2020-2022 cycle, a process that is expected to occur in succeeding years. The Board may choose to discontinue the plan or change the performance measures in future performance periods.

For purposes of the Performance Share Program, reported free cash flow for each performance period will be adjusted for any one-time expenses, benefits, cash payments or receipts made for acquisitions, joint ventures or other transactions; one-time expenses and benefits related to the sale or disposition of assets; legal costs for one-time, non-recurring items that are non-core; cash taxes paid; significant refinancing costs and expenses (e.g., credit agreement); and expenses, benefits and cash payments related to the Central Merger indemnification obligations, including expenses or cash payments for structural repairs.

The number of performance shares set aside at the onset of the performance period is determined by dividing the stock price at the beginning of the performance period into the annual award values established for our NEOs. The performance share units issued under the Performance Share Program do not vest until the end of the performance period upon attainment of the performance goals. However, once the performance shares vest they are no longer subject to forfeiture unless the executive is in violation of the non-compete provisions of the executive’s Performance Share Unit Agreement.

The target bonuses, metrics and awards are reported in the tables set forth under “2019 Long-Term Incentive Plan Payouts and Performance Analysis,” below.

Stock-Based Grants. Periodically when senior executives are hired or promoted, awards may be made in the form of RSUs depending on individual performance and the environment for senior executive leadership talent. The RSUs issued to new or promoted executive officers typically vest three to five years from the date of issuance and represent the right to receive one share of common stock upon vesting. The final value of the RSUs depends on the change in stock price over the vesting period. The Compensation Committee believes that these RSUs help to retain executives because they have value upon vesting

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regardless of stock price. Although stock options may also be issued under our Long-Term Incentive Plan, in the last ten years our company has not issued any options and no options are currently outstanding. The Long-Term Incentive Plan expressly forbids option repricing without stockholder approval and expressly forbids exchanges of underwater options for cash.

Additionally, in March 2019, the Compensation Committee awarded our current CFO, who was serving as our Senior Vice President and Corporate Controller prior to his promotion to CFO, a one-time grant of RSUs to address an on-going gap in market compensation competitiveness. These RSUs vest on December 31, 2021.

Career Restricted Stock Units. In 2008 the Compensation Committee and our Board approved a one-time grant of career restricted stock units to our senior management team designed to help retain, for their full careers, the caliber of senior leaders needed to position our company for growth in the future. To discourage these leaders from joining competitors, one-third of these RSUs vest after ten years of continuous service, one-third vest after eleven years of continuous service, and the final one-third vest after twelve years of continuous service. Anyone reaching retirement age (typically age 65) before the expiration of the twelve-year period is entitled to have all restrictions removed at age 65. No additional career restricted stock units have been issued since 2008.

Perquisites and Personal Benefits

We provide our NEOs with certain perquisites and personal benefits. We believe that perquisites are often a way to provide the NEOs with additional annual compensation that supplements their base salaries and bonus opportunities and are intended to ensure productivity. Perquisites include such things as parking and club memberships. When determining each NEO’s base salary, we take the value of each NEO’s perquisites and personal benefits into consideration.

The perquisites and personal benefits paid to each NEO in 2019 are reported in column (i) of the Summary Compensation Table, below, and further described in the footnotes thereto.

Retirement Benefits and Deferred Compensation Opportunities

Deferred compensation is a tax-advantaged means of providing certain NEOs with additional compensation that supplements their base salaries and bonus opportunities, including our 401(k) plan. In addition, we have entered into various agreements over the years with certain NEOs that provide for various retirement benefits and deferred compensation opportunities. These plans grew out of a perceived need to provide some form of retirement income to executives and are intended to provide a modest payment towards retirement.

Employment Agreements

Historically, we have maintained employment agreements with all of our NEOs. It is customary in our industry for senior executives to have employment agreements because it encourages employment continuity and is a practical means to insure that client relationships are protected through the legal enforcement of protective covenants, including the covenant not to compete and the covenant not to solicit customers and employees. Moreover, these agreements were created in part to ensure executive continuity because we had no programs with substantial executive retention value through the creation of forfeiture risk (e.g., pension plan, restricted stock, etc.) until 2007. Hence, executive retention and protection of our interests have been created in part through the use of employment agreements.

In general, the employment agreements of the NEOs have provisions that are triggered if they are terminated for various reasons. Please see the “Payments and Potential Payments Upon Termination or Change-in-Control” section below for a description of the potential payments that may be made to the NEOs in connection with their termination of employment or a change-in-control, and “Executive Compensation-Employment Agreements” for a more detailed description of the employment agreements of our NEOs.

Determination of 2019 Compensation

General

The Compensation Committee approved the following principal compensation elements for 2019: base salary, annual incentive bonus target, performance share unit grants, and performance share unit awards under the Long-Term Incentive Plan.

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Compensation of Our Chief Executive Officer

The Compensation Committee made recommendations to the Board for Mr. Baumann’s 2019 compensation following the process and using the pay components described above. Mr. Baumann’s salary did not increase in 2019. The Compensation Committee approved an annual incentive payment of $880,000 for 2019, an increase of $270,400, or 44.4%, from 2018, reflecting better performance from the prior year and an increased bonus target. As described in detail below under “2019 Annual Incentive Compensation Payouts and Performance Analysis.” In addition, the Compensation Committee approved the issuance of common stock valued at $440,423 under the 2017-2019 PSU cycle as described below under “2019 Long-Term Incentive Plan Payouts and Performance Analysis.”

Taking into consideration his actual salary, actual annual incentive bonus payout, and actual stock awards for the 2017-2019 PSU cycle, Mr. Baumann earned $2,120,454 in 2019, which is 106% of his 2019 annual total target compensation ($2,000,000).

2019 Target CEO Annual Compensation	2019 Actual CEO Annual Compensation

Other compensation, including perquisites, totaled $101,506. Pursuant to the terms of Mr. Baumann’s employment agreement, we have agreed to pay the premiums on certain insurance policies owned by Mr. Baumann that will provide an annual retirement benefit equal to $150,000 for a period of 15 years, beginning in the year in which Mr. Baumann attains age 65. The current amount of the annual premium is $78,432. If Mr. Baumann’s employment is terminated (other than for cause or other than by Mr. Baumann without good reason), we will continue to pay the premiums on the insurance policies until the earlier of Mr. Baumann’s death or his attainment of age 65.

Compensation of Our Other Named Executive Officers

The Compensation Committee made 2019 compensation recommendations to the Board.

•

Our CFO received a 13% salary increase from $265,000 to $300,000 effective March 1, 2019 to address market competitiveness in his then current position and another salary increase of 16.67% from $300,000 to $350,000 in conjunction with his promotion to CFO effective September 1, 2019. In addition, our current CFO received a one-time payment of $50,000 reflecting consideration for his role as interim CFO until he was formally appointed to the role.

•	Mr. Ricchiuto and Mr. Sacks received a 1.3% and a 3.02% salary increase respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

All NEOs have entered into employment agreements with us, and their compensation is governed largely by their respective employment agreements. The 2018 and 2019 base salary and annual incentive compensation payout for these NEOs is set forth below together with the percentage increase/decrease.

Name	2018 Salary($)	2019 Salary($)	% Increase (Decrease)	2018 Annual Incentive Payout($)	2019 Annual Incentive Payout($)	% Increase (Decrease)

Kristopher H. Roy	265,000	350,000	32%	81,280	139,333	71.4%
Robert N. Sacks	375,000	385,500	2.8%	152,400	165,000	8.3%
John Ricchiuto	434,595	440,000	1.3%	258,064	280,500	8.7%
Robert M. Toy	550,000	550,000	—	190,500	294,938	55%
Vance C. Johnston*	500,000	500,000	—	254,000	—	—

*	Mr. Johnston served as our Chief Financial Officer until his resignation became effective on April 18, 2019. As such, he was not eligible to receive an incentive payout in 2019.

For more detailed information, see “2019 Annual Incentive Compensation Payouts and Performance Analysis.”

In addition, the Compensation Committee approved the issuance of common stock to these NEOs under the 2017-2019 PSU cycle, which ranged in value from $55,032 to $165,138. For more detailed information, see “2019 Long-Term Incentive Plan Payouts and Performance Analysis.”

Taking into consideration the actual salary, actual annual incentive bonus payout, and actual stock awards for the 2017-2019 PSU cycle, as well as a one-time RSU award for our CFO, these NEOs earned the following percentage of their total annual target compensation in 2019: Mr. Roy 196%, Mr. Sacks 103%, Mr. Ricchiuto 112%, and Mr.  Toy 106%.

2019 Annual Incentive Compensation Payouts and Performance Analysis

Awards made to our NEOs in 2019 under the Management Incentive Compensation Program were based on the weightings and metrics set forth in the table below:

					Actual Results
Name	Metrics	Weighting	Threshold Metrics($)	Target Metrics($)	Maximum Metrics($)	Actual Metrics($)
G Marc Baumann	Company Adjusted EBITDA	100%	105,000,000	114,294,000	121,696,485	116,832,344
Kristopher H. Roy	Company Adjusted EBITDA	100%	105,000,000	114,294,000	121,696,485	116,832,344
Robert N. Sacks	Company Adjusted EBITDA	100%	105,000,000	114,294,000	121,696,485	116,832,344
John Ricchiuto	Company Adjusted EBITDA	(1)	105,000,000	114,294,000	121,696,485	116,832,344
	Business Unit Adjusted EBITDA		24,544,332	30,680,416	38,350,520	33,764,426
Robert M. Toy	Company Adjusted EBITDA	(1)	105,000,000	114,294,000	121,696,485	116,832,344
	Business Unit Adjusted EBITDA		81,224,662	101,555,828	126,944,785	102,439,903
Vance C. Johnston	Company Adjusted EBITDA	100%	105,000,000	114,294,000	121,696,485	116,832,344

*	Mr. Johnston resigned from the Company effective April 18, 2019 and as such did not receive a bonus.

(1)

The target bonus for Messrs. Ricchiuto and Toy are first multiplied by the Company Adjusted EBITDA attainment percentage. If this calculation produces an “adjusted” bonus opportunity, then the adjusted bonus amount is subject to the Business Unit Adjusted EBITDA attainment percentage plus an incentive for growth to determine the final bonus.

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EXAMPLE: Target Bonus ($150,000) multiplied by our Company Adjusted EBITDA achievement percentage (105%) = adjusted bonus target ($157,500) multiplied by the business unit attainment percentage (110%) = $173,250 total bonus.

Payouts can range from 0% to 150% of “adjusted” target (after applying the company performance factor) with the lowest non-zero payout of 50% of the “adjusted” target, depending on a combination of corporate and business unit financial performance:

Awards made to our NEOs in 2019 under the Management Incentive Compensation Program, based on their individual achievement of their respective performance goals, ranged from $139,333 to $880,000, as set forth in the table below:

Name	Base Salary ($)	Target Bonus ($)	Target Bonus (%)	Metrics	Weighting (%)		Threshold Bonus ($)	Maximum Bonus ($)	Actual Bonus ($)	Actual Bonus as % of Target (%)
G Marc Baumann	800,000	800,000	100	Company Adjusted EBITDA	100		400,000	1,200,000	880,000	110.0
Kristopher H. Roy	350,000	126,667	36	Company Adjusted EBITDA	100		63,334	190,000	139,333	110.0
Robert N. Sacks	385,500	150,000	39	Company Adjusted EBITDA	100		75,000	225,000	165,000	110.0
John Ricchiuto	440,000	200,000	45.5	Company Adjusted EBITDA		(1)	100,000	300,000	280,500	140.0
Robert M. Toy	550,000	250,000	45.5	Company Adjusted EBITDA		(1)	125,000	375,000	294,938	118.0
Vance C. Johnston	500,000	*	*	Company Adjusted EBITDA			*	*	*	*

*	Mr. Johnston resigned from the Company effective April 18, 2019 and as such did not receive a bonus.

(1)	See explanation in footnote (1) above.

The Compensation Committee believes that the Company Adjusted EBITDA measure for our CEO and the other NEOs that participate in the program is the appropriate measure of performance at this time. This measure may be modified as circumstances warrant, including possible adjustments due to acquisitions and other atypical events.

2019 Long-Term Incentive Plan Payouts and Performance Analysis

Payouts under the Performance Share Program, which was first adopted under the Plan in 2014, vest at the end of three-year performance periods. Payouts for the 2017-2019 performance share unit cycle were based upon our Cumulative Adjusted Free Cash Flow during the cycle.

•	The target value and target number of shares were determined at the start of the performance period.

•	The realized value is a function of the number of shares earned, adjusted for cumulative adjusted free cash flow and the stock price when shares are released.

•	For the three-year performance period from 2017-2019, Cumulative Adjusted Free Cash Flow was $246.2 million, placing the award at 75% of the target shares.

•	As a result, the realized value of performance share awards was 110% of target value.

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Name	Target Value ($)	Target Shares (#) (1)	Shares Awarded (#)	Actual Value ($) (2)	Realized Value as % of Target (%)
G Marc Baumann	400,000	13,840	10,380	440,423	110.0
Kristopher H. Roy	50,000	1,730	1,297	55,032	110.0
Robert N. Sacks	100,000	3,460	2,595	110,106	110.0
John Ricchiuto	100,000	3,460	2,595	110,106	110.0
Robert M. Toy	150,000	5,190	3,892	165,138	110.0
Vance C. Johnston	150,000	5,190	*	*	*

*	Mr. Johnston forfeited all of his unvested awards upon the effectiveness of his resignation on April 18, 2019.

(1)

Target shares are calculated by dividing the stock price at the beginning of the performance period ($28.90 on January 3, 2017) into the target value established for our NEOs, rounded down to the nearest full share.

(2)	Based on the closing price per share of our common stock on December 31, 2019 ($42.43).

2019-2021 Performance Share Unit Cycle

The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for cumulative Adjusted Free Cash Flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. These PSUs will vest, if at all, on December 31, 2021, depending on whether the performance target exceeds the threshold performance level. On March 3, 2019, the Compensation Committee established the payout formula for the 2019-2021 PSU cycle under the Performance Share Program equal to 1 percent for every $3 million of cumulative three-year Adjusted Free Cash Flow over $266 million up to a $398 million cap with $333 million as the target.

Performance Level	Cumulative Three- Year Free Cash Flow (millions)($)	Performance Payout* (%)
Maximum	398.0	200
Target	333.0	100
Threshold	266.0	0

*	If our cumulative three-year Adjusted Free Cash Flow falls between performance levels, the performance payout percentage is determined by linear interpolation between such performance levels.

On March 6, 2019, the Compensation Committee also established the threshold, target and maximum payout levels for our NEOs under the 2019-2021 PSU cycle. The table below provides information about the value of the awards based on threshold, target and maximum payout levels for the cumulative three years of the performance period:

Name	2019-2021 Threshold ($)	2019-2021 Threshold (#) (1)	2019-2021 Target ($)	2019-2021 Target (#) (1)	2019-2021 Maximum ($)	2019-2021 Maximum (#) (1)
G Marc Baumann	550,000	18,619	1,100,000	37,237	2,200,000	74,474
Kristopher H. Roy	37,500	1,269	75,000	2,538	150,000	5,076
Robert N. Sacks	62,500	2,116	125,000	4,231	250,000	8,462
John Ricchiuto	100,000	3,385	200,000	6,770	400,000	13,540
Robert M. Toy	150,000	5,078	300,000	10,155	600,000	20,310
Vance C. Johnston	200,000	*	400,000	*	600,000	*

*	Mr. Johnston forfeited all rights to future LTIP grants upon the effectiveness of his resignation on April 18, 2019.

(1)

The number of performance shares set aside at onset of the performance period is determined by dividing the stock price at the beginning of the performance period ($29.54 on December 31, 2018) into the annual award values established for our NEOs.

Executive Stock Ownership Requirements

In order to align the interests of our senior executives with those of our stockholders, we implemented stock ownership requirements for our senior executives in January 2007, and, at December 31, 2019, all of our NEOs who were then-serving as

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senior executives were in compliance with these executive stock ownership requirements. On March 6, 2019, our Board adopted new, more robust executive stock ownership requirements for the same purpose, and also to help attract, motivate, and retain a talented and creative executive team while further promoting our commitment to sound corporate governance. Under the new stock ownership requirements, our CEO is required to own and continuously hold a number of shares of our common stock and RSUs with a total value at least equal to three times his base salary. Our other executive officers and senior executive officers are required to own and continuously hold a number of shares of our common stock and RSUs with a total value at least equal to two times his or her base salary. Our current NEOs are expected to achieve these ownership requirements by March 6, 2022, the third anniversary of the date the new ownership requirements were adopted.

Tax and Accounting Considerations

We measure stock-based compensation expense at the grant date, based on the fair value of the award, and the expense is recognized over the requisite employee service period (generally, the vesting period) for awards expected to vest (considering estimated forfeitures). Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Internal Revenue Code was not subject to this $1 million limit and, although we reserved the right to pay compensation that did not qualify as performance based from time to time, our compensation programs were designed to permit us to deduct compensation expense under Section 162(m) of the Internal Revenue Code. The ability to rely on this performance-based exception was eliminated in 2017 (generally, and subject to certain transition rules, effective in 2018 and beyond), and the limitation on deductibility was generally expanded to include all NEOs. The Compensation Committee has and will continue to take into consideration Section 162(m) in establishing compensation of our executives but considers other factors and business needs as well. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.

Relationship Between Compensation Plans and Risk

The Compensation Committee has concluded that it is not reasonably likely that the risks arising from our compensation policies and practices would have a material adverse effect on our company. In reaching this conclusion, the Compensation Committee considered the following factors:

•

in March 2019, Willis Towers Watson concluded that on an overall basis, our executive compensation program aligns with current market practices, contains an appropriate balance of risks versus rewards, and incorporates appropriate risk mitigating factors;

•	our compensation program is designed to provide a mix of both fixed and variable incentive compensation with no one component of pay providing a disproportionate segment of the whole; and

•	our compensation is balanced between a variety of different measures and both short-term and long-term incentives are designed to reward execution of our short-term and long-term corporate strategies.

Clawback Policy

We believe that it is in the best interests of our company and our stockholders to maintain a culture that emphasizes integrity and accountability, including as to financial reporting matters. Accordingly, on March 6, 2019, our Board adopted a clawback policy. This policy provides for the recoupment of certain executive officer compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy will be administered by the Compensation Committee, and it applies to Incentive Compensation paid, granted or otherwise awarded to our current and former executive officers. “Incentive Compensation” means annual bonuses and other short- and long-term cash incentive awards, stock options, restricted stock awards and other equity or equity-based awards, but does not include restricted stock or similar awards subject to only time-based vesting. In addition, our Restricted Stock Unit Agreements and Performance Share Unit Agreements entered into with each of the NEOs contain a clawback provision that allows us to recover shares if the participant violates certain protective provisions.

SP+ CORPORATION 2020 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing “Compensation Discussion and Analysis,” and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wyman T. Roberts (Chair)
Karen M. Garrison
Gregory A. Reid

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned, awarded or paid for services rendered to us in all capacities for the fiscal years ending December 31, 2019, 2018 and 2017 by our Principal Executive Officer (PEO), our Principal Financial Officer (PFO), and the three other highest paid executive officers other than the PEO and PFO. These persons are referred to, collectively, as the “named executive officers” or “NEOs”.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (2) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (3) (f)	Non-Equity Incentive Plan Compensation ($) (4) (g)	All Other Compensation ($) (i)		Total ($) (j)
G Marc Baumann	2019	800,031	—	1,253,397	—	880,000	101,506	(5)	3,034,934
Chief Executive Officer; President (PEO)	2018	800,031	—	1,638,137	—	609,600	128,066		3,175,834
	2017	729,195	—	470,560	—	211,600	127,869		1,539,224

Kristopher H. Roy	2019	307,434	50,000	313,307	—	139,333	8,760	(6)	818,834
Chief Financial Officer (PFO)

Robert N. Sacks	2019	382,214	—	142,415	—	165,000	25,090	(7)	714,719
General Counsel

John Ricchiuto	2019	436,188	—	227,878	—	280,500	12,039	(8)	956,605
President of Airport Division	2018	434,612	—	476,432	—	258,064	11,849		1,180,957
	2017	434,612	—	117,640	—	106,131	11,681		670,064

Robert M. Toy	2019	550,021	—	341,817	—	294,938	12,360	(9)	1,199,136
President of Commercial Division	2018	543,675	—	573,618	—	190,500	12,210		1,320,003
	2017	542,729	—	176,460	—	79,086	12,060		810,335

Vance C. Johnston	2019	170,839	—	*	—	*	5,491	(10)	176,330
Former Chief Financial Officer (Former PFO)	2018	500,019	—	573,618	—	254,000	14,264		1,341,901
	2017	457,517	—	176,460	—	105,800	13,682		753,459

(1)

The amounts shown in column (e) for 2019 represent the aggregate grant date fair value of (i) the 2019-2021 performance share unit (PSU) awards of which were granted under the Long-Term Incentive Plan.

The fair value of the PSU awards granted to all NEOs under the Performance Share Program is based on the closing price of our common stock ($33.66) on March 6, 2019 (grant date), and is calculated at the target share payout for the cumulative three years of the performance period. For information about the threshold and maximum payout amounts under the PSU awards, see the “Grants of Plan-Based Awards for 2019” table below.

The fair value of Mr. Roy’s RSU award is based on the closing price of our common stock ($33.66) on March 6, 2019 (grant date). All of these RSUs vest on December 31, 2021.

The amounts shown in column (e) were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, not the actual amounts paid to or realized by the NEOs during our 2019, 2018 and 2017 fiscal years. An explanation of the methodology for payouts under our performance stock and restricted stock awards is discussed in the footnotes to the “Grants of Plan-Based Awards for 2019” and “Outstanding Equity Awards at Fiscal Year-End 2019” tables below.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)	The amount in column (d) reflects a one-time bonus reflecting Mr. Roy’s contribution in an interim role as CFO before his formal promotion.

(3)	No NEO held stock options or stock appreciation rights as of December 31, 2019.

(4)	The amounts for 2019 shown in column (g) reflect cash bonuses paid pursuant to our Management Incentive Compensation Program.

(5)

The amount for 2019 shown in column (i) for Mr. Baumann reflects contributions made by us under our 401(k) plan in the amount of $8,400, $5,940 for group term life insurance, $5,820 in company-paid parking, $1,764 in club dues and $1,150 for airline clubs. Also included are payments in the amount of $78,432 made in 2019 for insurance policies on behalf of Mr. Baumann.

(6)	The amount for 2019 shown in column (i) for Mr. Roy reflects contributions made by us under our 401(k) plan in the amount of $8,400 and $360 for group term life insurance.

(7)

The amount for 2019 shown in column (i) for Mr. Sacks reflects contributions made by us under our 401(k) plan in the amount of $5,847, $2,661 for group term life insurance, $7,644 in medical reimbursements, $4,116 in club dues, $550 for airline clubs and $4,272 in company-paid parking.

(8)

The amount for 2019 shown in column (i) for Mr. Ricchiuto reflects contributions made by us under our 401(k) plan in the amount of $8,400, $3,089 for group term life insurance, and $550 for airline clubs.

(9)	The amount for 2019 shown in column (i) for Mr. Toy reflects contributions made by us under our 401(k) plan in the amount of $8,400 and $3,960 for group term life insurance.

(10)

The amount for 2019 shown in column (i) for Mr. Johnston reflects contributions made by us under our 401(k) plan in the amount of $3,297, $1,424 in company-paid parking, $270 for group term life insurance, and $500 for airline clubs.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for 2019

The following table sets forth summary information regarding RSUs and PSUs granted to our NEOs pursuant to our Long-Term Incentive Plan and bonus amounts achievable pursuant to our Management Incentive Compensation Program during 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or		Grant Date Fair Value of Stock
Name (a) (1)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)	Units (#) (i)		Awards ($) (j)
G Marc Baumann	1/1/2019	400,000	800,000	1,200,000
	3/6/2019				18,619	37,237	74,474			1,099,981
Kristopher H. Roy	1/1/2019	63,334	126,667	190,000
	3/6/2019				1,269	2,538	5,076			74,973
	3/6/2019							10,155	(4)	341,817
Robert N. Sacks	1/1/2019	75,000	150,000	225,000
	3/6/2019				2,116	4,231	8,462			124,984
John Ricchiuto	1/1/2019	100,000	200,000	300,000
	3/6/2019				3,385	6,770	13,540			199,986
Robert M. Toy	1/1/2019	125,000	250,000	375,000
	3/6/2019				5,078	10,155	20,310			299,973

(1)	Vance Johnston resigned effective April 18, 2019 and as such did not receive any plan-based awards in 2019.

(2)

The amounts included in columns (c), (d) and (e) reflect the cash bonus amounts achievable pursuant to our Management Incentive Compensation Program. See “Compensation Discussion and Analysis” for a discussion of timing of various pay decisions.

(3)

On March 6, 2019, the Compensation Committee established the threshold, target and maximum payout levels for the 2019-2021 PSUs granted pursuant to our Long-Term Incentive Plan. These PSUs will vest, if at all, at the completion of the 2019-2021 performance period depending on whether the threshold performance target is met. The threshold award is 50% of the target and the maximum award is 200% of the target. The table below provides additional information about the value of the awards based on threshold, target and maximum payout levels for the cumulative three years of the performance period based on the price of our common stock on December 31, 2018 ($29.54), the first trading day of the 2019-2021 performance cycle.

Name	2019-2021 Threshold ($)	2019-2021 Target ($)	2019-2021 Maximum ($)
G Marc Baumann	550,000	1,100,000	2,200,000
Kristopher H. Roy	37,500	75,000	150,000
Robert N. Sacks	62,500	125,000	250,000
John Ricchiuto	100,000	200,000	400,000
Robert M. Toy	150,000	300,000	600,000
Vance C. Johnston*	200,000	400,000	800,000

*	Vance Johnston resigned effective April 18, 2019 and, as such, did not receive any plan-based awards in 2019.

The Performance Share Program provides participating executives with the opportunity to earn vested common stock if performance targets for pre-tax free cash flow are achieved over the cumulative three-year period and recipients satisfy service-based vesting requirements. If our cumulative three-year Adjusted Free Cash Flow falls between performance levels, the performance payout percentage is determined by linear interpolation between such performance levels.

(4)

Column (i) sets forth the number of RSUs granted to Mr. Roy on March 6, 2019 and made effective as of January 1, 2019, all of which vest on December 31, 2021. Column (j) sets forth the grant date fair value of these RSUs based on the closing price of our common stock ($33.66) on March 6, 2019 (grant date) and is computed in accordance with ASC 718.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2019

The following table shows stock awards subject to certain restrictions and other contingencies outstanding on December 31, 2019, the last day of our fiscal year, for our NEOs. No NEO held stock options or stock appreciation rights as of December 31, 2019.

			Stock Awards
Name (1)	Grant Date/ Performance Share Unit Period (2)		Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
G Marc Baumann	1/1/17-12/31/19	(5)			10,380	440,423
	1/1/18-12/31/20	(6)			21,276	902,741
	1/1/18-12/31/20	(6)			11,968	507,802
	1/1/19-12/31/21	(7)			37,237	1,579,966
	5/4/18	(8)	11,968	507,802
Kristopher H. Roy	1/1/17-12/31/19	(5)			1,297	55,032
	1/1/18-12/31/20	(6)			1,994	84,605
	1/1/19-12/31/21	(7)			2,538	107,687
	03/6/2019	(9)	10,155	430,877
Robert N. Sacks	1/1/17-12/31/19	(5)			2,595	110,106
	1/1/18-12/31/20	(6)			3,324	141,037
	1/1/19-12/31/21	(7)			4,231	179,521
John Ricchiuto	7/1/2008	(10)	14,000	594,020
	1/1/17-12/31/19	(5)			2,595	110,106
	1/1/18-12/31/20	(6)			5,319	225,685
	1/1/19-12/31/21	(7)			6,770	287,251
	5/21/18	(8)	7,978	338,507
Robert M. Toy	1/1/17-12/31/19	(5)			3,892	165,138
	1/1/18-12/31/20	(6)			7,978	338,507
	1/1/19-12/31/21	(7)			10,155	430,877
	5/21/18	(8)	7,978	338,507

(1)	Vance Johnston resigned effective April 18, 2019 and forfeited all of his unvested awards on such date.

(2)	For a better understanding of this table, we have included an additional column showing the grant dates of RSUs and the associated performance periods for the PSUs.

(3)	Based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(4)	The shares in the Equity Incentive Plan Awards column represent PSU awards based on target payout, except for the PSUs described in footnote (5), below, that were paid out based on actual performance.

(5)

The performance period for these PSUs ended on December 31, 2019 and the payout was made in the first quarter of 2020 based upon cumulative adjusted free cash flow for the 2017-2019 performance period.

(6)	The performance period for these PSUs is scheduled to end on December 31, 2020, and the payout, if any, is scheduled to be made in the first quarter of 2021.

(7)	The performance period for these PSUs is scheduled to end on December 31, 2021, and the payout, if any, is scheduled to be made in the first quarter of 2022.

(8)	These RSUs will vest on December 31, 2020.

(9)	These RSUs will vest on December 31, 2021.

(10)	These RSUs will vest on July 1, 2020.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Stock Vested During 2019

The following table provides information on the RSUs and PSUs held by NEOs that vested during 2019. Our company has no outstanding option awards.

	Stock Awards
Name (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (4)
G Marc Baumann	10,380	440,423
Kristopher H. Roy	1,297	55,032
Robert N. Sacks	2,595	110,106
John Ricchiuto (3)	16,595	704,126
Robert M. Toy	3,892	165,138

(1)	Vance Johnston resigned effective April 18, 2019 and as such did not receive any plan based awards in 2019.

(2)	Comprised of PSUs that converted to shares of common stock on a one-for-one basis upon vesting on December 31, 2019.

(3)	Comprised of 2,595 PSUs that converted to shares of common stock on a one-for-one basis upon vesting on December 31, 2019 and 14,000 shares underlying RSUs that vested on July 1, 2019.

(4)	Based on the closing price per share of our common stock on December 31, 2019 ($42.43).

Equity Award Modifications and Re-Pricings

We have not engaged in any modifications to, or re-pricings of, any outstanding equity awards during the last three fiscal years.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

Our NEOs participated in a Deferred Compensation Plan that provided each with the opportunity to defer an amount which, when combined with his 401(k) plan deferral, will equal the maximum allowable deferral pursuant to the IRS section 415 limits. The following table sets forth the nonqualified deferred compensation of our NEOs that received such compensation for the fiscal year ending December 31, 2019.

Name (a)	Executive Contributions in 2019 ($) (1) (b)	Registrant Contributions in 2019 ($) (2) (c)	Aggregate Earnings (loss) in 2019 ($) (3) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/19 ($) (4) (f)
G Marc Baumann	20,000	7,125	29,256	—	350,965
Kristopher H. Roy	44,851	7,125	34,268	—	267,899
Robert N. Sacks	30,480	4,572	15,090	—	602,794
John Ricchiuto	28,482	7,125	40,548	—	470,431
Robert M. Toy	63,896	7,205	45,846	—	380,520
Vance C. Johnston	10,250	2,458	16,522	176,469	—

(1)	The amounts included in column (b) are included as Salary in column (c) of the Summary Compensation Table.

(2)	The amounts included in column (c) are included as All Other Compensation in column (i) of the Summary Compensation Table.

(3)	None of the amounts reported in column (d) are reported in the Summary Compensation Table.

(4)

Amounts reported in column (f) for each NEO include amounts previously reported in the Summary Compensation Table in previous years when earned if that executive’s compensation was required to be disclosed in a previous year.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

CEO Pay Ratio

As required by the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our median employee to the annual total compensation of our CEO.

As is permitted under the SEC rules, to determine our median employee, we chose “gross wages” as our consistently applied compensation measure. Using a determination date of December 31, 2019, our employee population was comprised of 23,170 people. Under the 5% de minimis rule, we excluded 277 non-US employees (approximately 1.2% of our global workforce) in Canada from the employee population used to identify our median employee and calculate the CEO pay ratio. From the remaining 22,893 employees, we identified our median employee. We determined that our median employee’s total compensation was $20,080 calculated in accordance with the SEC rules applicable to the Summary Compensation Table, while our CEO’s total compensation included in the Summary Compensation Table was $3,034,934. Accordingly, our estimated CEO pay ratio is 151 to 1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the ratio may not be comparable to the CEO pay ratios presented by other companies.

Employment Agreements

Mr. Baumann

We entered into an Amended and Restated Executive Employment Agreement with Mr. Baumann dated and effective as of June 1, 2019, to serve as our Chief Executive Officer. The employment agreement continues month-to-month until terminated by either party.

The employment agreement provides Mr. Baumann with the following compensation and benefits:

•	annual base salary of no less than $800,000, subject to review annually in accordance with our company’s review policies and practices then in effect;

•	participation in any annual bonus program maintained by our company for its senior executives with a target of not less than $800,000;

•	participation in the LTIP;

•

participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program; and

•

payment of the premiums on certain insurance policies owned by Mr. Baumann until he reaches the age of 65 that will provide an annual cash benefit of $150,000 payable to him for a period of 15 years, beginning in the year in which Mr. Baumann attains age 65.

The employment agreement provides that Mr. Baumann is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under “Payments and Potential Payments upon Termination or Change in Control-Mr. Baumann.” The employment agreement also provides that Mr. Baumann may not disclose or use any of our company’s confidential information during the term of the employment agreement. During his employment with our company and for a period of 24 months following his termination for any reason, he is precluded from engaging or assisting in any business that is in competition with our company and from soliciting our company’s clients, customers, business referral sources, employees or representatives.

Messrs. Roy, Sacks, Ricchiuto and Toy

We also have employment agreements with each of our other NEOs. Each executive’s compensation is governed largely by his respective employment agreement, subject to annual review. Each of the employment agreements automatically renews for one-year periods unless either party provides advanced notice of an intention not to renew the employment agreement. As of April 1, 2020, the employment agreements terminate on the following dates, subject automatic renewal unless termination notice is provided by either party: Mr. Roy-August 31, 2020, Mr. Ricchiuto-December 31, 2020, Mr. Toy-October 2, 2020 and Mr. Sacks agreement will terminate on March 31, 2020, upon his retirement.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Each of the employment agreements provides the NEO with the following compensation and benefits:

•	a minimum annual base salary, subject to review annually in accordance with our company’s review policies and practices then in effect;

•	participation in any annual bonus program maintained by our company for its senior executives;

•	participation in the LTIP; and

•

participation in all compensation and employee benefit plans or programs, and all benefits or perquisites, for which any member of our company’s senior management is eligible under any existing or future plan or program.

The annual salary for each as of December 31, 2019 was as follows: Mr. Roy-$350,000, Mr. Sacks-$385,500, Mr. Ricchiuto-$440,000, and Mr. Toy-$550,000.

The employment agreement provides each of these NEOs is entitled to continuation of certain salary and benefits upon termination of employment depending upon the reason for termination as described below under “Payments and Potential Payments upon Termination or Change in Control-Potential Payments to Other Executive Officers.” The employment agreements for each of these NEOs also provide that they may not disclose or use any confidential information of our company during or after the term of the employment agreement. During their employment with us and for a period of 24 months following their termination of employment for any reason, each of these employees is precluded from engaging or assisting in any business that is in competition with our company and from soliciting any of our company’s clients, customers, business referral sources, officers, employees or representatives.

Payments and Potential Payments upon Termination or Change in Control

Potential Payments to Mr. Baumann

Our employment agreement with Mr. Baumann is terminable by us for cause. If his employment is terminated by reason of his death, we are obligated to pay his estate an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, a pro-rata portion of the target bonus for the year in which the death occurs, vacation pay and other benefits earned through the date of death including any vested benefits to which he may be entitled and the value of any in-flight equity awards that will vest on the date of termination or later.

If Mr. Baumann’s employment is terminated by reason of disability, we are obligated to pay him or his legal representative an amount equal to his annual base salary in effect on the date of termination for eighteen (18) months reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, pro-rata portion of the target bonus for the year the date of termination occurs, vacation pay and other benefits earned through the date of termination, including any vested benefits to which he may be entitled and the value of any in-flight equity awards that will vest on the date of the termination or later.

Upon Mr. Baumann’s termination of employment for cause or by reason of the executive’s voluntary resignation not for good reason, we must pay him the annual base salary through the date of termination, the annual bonus for any calendar year ended prior to termination, and any vested benefits to which he may be entitled.

If Mr. Baumann voluntarily resigns for “good reason” (as defined in his employment agreement) or upon our termination of his employment for any reason other than cause, we must pay him as follows:

•

If termination of employment is on or before December 31, 2023, we continue to pay the most recent base salary and target annual bonus, for a period of 24 months following termination, pay any earned but unpaid annual bonus, and provide him and /or his family with certain other benefits including health insurance (medical and dental) for eighteen months and any vested benefits to which he may be entitled as well as the value on any in-flight equity awards that will vest on the date of termination or later. We will also continue to pay the premiums on certain insurance policies owned by Mr. Baumann until the earlier of his death or his attainment of age 65.

•

If termination of employment is after December 31, 2023, Mr. Baumann would receive his annual base salary through the date of termination the annual bonus for any calendar year ended prior to the termination and any other vested benefits to which he may be entitled including, but not limited to, unpaid vacation as well as the value of any in-flight equity awards that will vest on the date of termination or later.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Mr. Baumann is subject to non-competition and non-solicitation agreements for 24 months following termination of his employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Baumann, our President and Chief Executive Officer, if his employment terminated and a change of control occurred on December 31, 2019, the last day of the fiscal year.

Compensation Component	CEO Voluntary Resignation ($)	CEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)	Change in Control ($)
Compensation
Base salary	—	1,600,000	(1)	1,600,000	(1)	—	1,600,000	(1)
Target cash incentive	—	1,600,000	(1)	1,600,000	(1)	—	1,600,000	(1)
Restricted Stock Units	—	507,802	(2)	507,802	(2)	—	507,802	(2)
Performance Share Units (annual cycles)	—	2,923,130	(3)	2,923,130	(3)	—	2,923,130	(3)
Performance Share Units	—	507,802	(4)	507,802	(4)	—	507,802	(4)
Benefits and Perquisites	—	—		—		—	—
Health Benefits	—	31,992	(5)	31,992	(5)	—	31,992	(5)
Insurance funding	—	67,466	(6)	67,466	(6)	—	67,466	(6)
Total	—	7,238,192		7,238,192		—	7,238,192

(1)	Payable as salary continuation for 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)

The CEO will be entitled to all outstanding RSUs. For purposes of this schedule, the value of the RSUs is calculated by multiplying the closing price per share of common stock on December 31, 2019 ($42.43).

(3)

The CEO will be entitled to any and all outstanding equity (i.e. open cycles) provided that the vesting provisions including any performance requirements are met (PSUs). For purposes of this schedule, the value of the PSUs is calculated by multiplying the closing price per share of common stock on December 31, 2019 by the sum of the actual shares issued under 2017-2019 cycle (10,380) plus the target shares issuable under the 2018-2020 cycle and the target shares issuable under the 2019-2021 cycle. In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change in control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period.

(4)

Represents the value of PSUs granted on May 4, 2018 and made effective as of January 1, 2018, all of which vest on December 31, 2020. For purposes of this schedule, the value of the PSU is calculated by multiplying the closing price per share of common stock on December 31, 2019 by the sum of the actual shares granted. In the event of a change of control prior to the end of the performance cycle, the performance period ends as of the date of the change in control and the performance goal is measured through this date with appropriate adjustments to reflect the shortened performance period. Vesting of all PSUs is accelerated upon the occurrence of a “change of control” under the LTIP and this Restricted Stock Unit Agreement. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(5)	Estimated cost of health insurance coverage continuation for 18 months computed at current premium.

(6)	Estimated cost of certain life insurance policy payments computed based on 2019 premiums.

Potential Payments to Other Named Executive Officers

Each of our employment agreements with Messrs. Roy, Sacks, Ricchiuto and Toy is terminable by us for cause. If their employment is terminated by reason of their death, we are obligated to pay their respective estates an amount equal to the base salary earned through the end of the calendar month in which death occurs, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of death. If the employment of Messrs. Roy, Sacks, Ricchiuto, or Toy is terminated by us because of the NEO’s disability, we are obligated to pay the NEO or his legal representative an amount equal to his annual base salary for the duration of the employment period in effect on the date of termination, reduced by amounts received under any disability benefit program, plus any earned and unpaid annual bonus, vacation pay and other benefits earned through the date of termination. Upon termination of the employment of Messrs. Sacks, Ricchiuto or Toy for cause or by

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

reason of the executive’s voluntary resignation without good reason, we must pay the executive the sum of $50,000 over a 12-month period. Upon termination of the employment for Mr. Roy for cause or by reason of his voluntary resignation without good reason, we must pay him the sum of 1/24 of his annual salary, payable over a 12-month period. Mr. Johnston resigned on April 18, 2019. Consistent with the terms of his employment agreement, Mr. Johnston is being paid $50,000, subject to compliance with covenants not to solicit or compete. Mr. Johnston was not employed by us as of December 31, 2019 and thus is not included in the tables below.

If Messrs. Sacks, Ricchiuto and Toy voluntarily resigns for “good reason” (as defined in the respective employment agreement) or upon our termination of their employment for any reason other than cause, we must (i) pay the executive, for a period of 24 months following termination, payments at the rate of the executive’s most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Messrs. Sacks, Ricchiuto and Toy are subject to non-competition and non-solicitation agreements for 24 months following termination of their employment. If Mr. Roy voluntarily resigns for “good reason” (as defined in the respective employment agreement) or upon our termination of his employment for any reason other than cause, we must (i) pay the executive, for a period of 12 months following termination, payments at the rate of the executive’s most recent annual base salary and annual target bonus, and (ii) provide the executive and/or his family with certain other benefits. Mr. Roy is subject to non-competition and non-solicitation agreements for 12 months following termination of his employment.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Roy, our current Chief Financial Officer, if his employment terminated and a change of control occurred on December 31, 2019, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)
Compensation
Base salary	14,583	(1)	350,000	(2)	350,000	(2)	14,583	(1)	350,000	(2)
Target cash incentive	—		150,000	(2)	150,000	(2)	—		150,000	(2)
Restricted Stock Units	—		143,626	(3)	143,626	(3)	—		430,877	(4)
Performance Share Units	—		—		—		—		247,324	(5)
Benefits and Perquisites	—		—		—		—		—
Health Benefits	—		21,328	(6)	21,328	(6)	—		21,328	(6)
Total	14,583		664,953		664,953		14,583		1,199,529

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.

(2)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 12 months.

(3)

Represents one-third of the value of RSUs granted on March 6, 2019 and made effective as of January 1, 2019, all of which vest on December 31, 2021. A pro rata portion of the RSUs is accelerated as a result of (i) the NEO’s death or disability; (ii) the NEO’s voluntary resignation for any reason at any time on or after attaining age 65; (iii) the NEO’s resignation for good reason; or (iv) termination by us without cause. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(4)

Represents the value of the RSUs granted on March 6, 2019 and made effective as of January 1, 2019, all of which vest on December 31, 2021. Vesting of 100% of these RSUs is accelerated upon the occurrence of a “change in control” under the LTIP and the Restricted Stock Unit Agreement. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(5)

All rights with respect to any unpaid PSUs terminate if the NEO’s employment terminates; provided, however, that 100% of these PSUs are accelerated and become payable as a result of (i) the NEO’s death or disability; or (ii) the NEO’s voluntary resignation after attaining age 65. In the event of a change in control prior to the end of a performance cycle, the performance period ends as of the date of the change in control, and the performance goals are measured through this

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

date with appropriate adjustments to reflect the shortened performance period. The value is calculated by multiplying the closing price per share of our common stock on December 31, 2019 ($42.43) by the sum of the actual shares issued under the 2017-2019 PSU cycle plus the target shares issuable under the 2018-2020 cycle and the target shares issuable under the 2019-2021 PSU cycle.

(6)	Estimated cost of health insurance coverage continuation for 12 months computed at current premium.

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Sacks, our General Counsel, if his employment terminated and a change of control occurred on December 31, 2019, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)
Compensation
Base salary	50,000	(1)	771,000	(2)	771,000	(2)	50,000	(1)	771,000	(2)
Target cash incentive	—		300,000	(2)	300,000	(2)	—		300,000	(2)
Restricted Stock Units	—		—		—		—		—
Performance Share Units	—		—		—		—		430,665	(3)
Benefits and Perquisites	—		—		—		—		—
Health Benefits	—		—		—		—		—
Total	50,000		1,071,000		1,071,000		50,000		1,501,665

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)

All rights with respect to any unpaid PSUs terminate if the NEO’s employment terminates; provided, however, that 100% of these PSUs are accelerated and become payable as a result of (i) the NEO’s death or disability; or (ii) the NEO’s voluntary resignation after attaining age 65. In the event of a change in control prior to the end of a performance cycle, the performance period ends as of the date of the change in control, and the performance goals are measured through this date with appropriate adjustments to reflect the shortened performance period. The value is calculated by multiplying the closing price per share of our common stock on December 31, 2019 ($42.43) by the sum of the actual shares issued under the 2017-2019 PSU cycle plus the target shares issuable under the 2018-2020 cycle and the target shares issuable under the 2019-2021 PSU cycle.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Ricchiuto, President of Airport Division, if his employment terminated and a change of control occurred on December 31, 2019, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)
Compensation
Base salary	50,000	(1)	880,000	(2)	880,000	(2)	50,000	(1)	880,000	(2)
Target cash incentive	—		400,000	(2)	400,000	(2)	—		400,000	(2)
Restricted Stock Units	—		225,671	(3)	225,671	(3)	—		338,507	(4)
Career Restricted Stock Units	—		594,020	(5)	594,020	(5)	—		594,020	(5)
Performance Share Units	—		—		—		—		623,042	(6)
Benefits and Perquisites	—		—		—		—		—
Health Benefits	—		15,215	(7)	15,215	(7)	—		15,215	(7)
Total	50,000		2,114,906		2,114,906		50,000		2,850,784

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)

Represents two-thirds of the value of RSUs granted on May 21, 2018 and made effective as of January 1, 2018, all of which vest on December 31, 2020. A pro rata portion of the RSUs is accelerated as a result of (i) the NEO’s death or disability; (ii) the NEO’s voluntary resignation for any reason at any time on or after attaining age 65; (iii) the NEO’s resignation for good reason; or (iv) termination by us without cause. Based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(4)

Represents the value of RSUs granted on May 21, 2018 and made effective as of January 1, 2018, all of which vest on December 31, 2020. Vesting of 100% of these RSUs is accelerated upon the occurrence of a “change of control” under the LTIP and this Restricted Stock Unit Agreement. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(5)

Represents 100% of the final installment of the career restricted stock units granted on July 1, 2008, of which one-third vested on July 1, 2018, one-third vested on July 1, 2019 and the final installment vesting on July 1, 2020. The remaining portion of the career RSUs is accelerated as a result of (i) termination by us without cause; (ii) the NEO’s resignation for good reason; or (iii) the NEO’s death or disability. In addition, 100% of these RSUs are accelerated upon the occurrence of a “change of control” under the LTIP and the Restricted Share Unit Agreement, as amended. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(6)

All rights with respect to any unpaid PSUs terminate if the NEO’s employment terminates; provided, however, that 100% of these PSUs are accelerated and become payable as a result of (i) the NEO’s death or disability; or (ii) the NEO’s voluntary resignation after attaining age 65. In the event of a change in control prior to the end of a performance cycle, the performance period ends as of the date of the change in control, and the performance goals are measured through this date with appropriate adjustments to reflect the shortened performance period. The value is calculated by multiplying the closing price per share of our common stock on December 31, 2019 ($42.43) by the sum of the actual shares issued under the 2017-2019 PSU cycle plus the target shares issuable under the 2018-2020 cycle and the target shares issuable under the 2019-2021 PSU cycle.

(7)	Estimated cost of health insurance coverage continuation through December 31, 2019 computed at current premium.

SP+ CORPORATION 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION

Post-Employment Payments. The following table describes certain potential payments and benefits payable to Mr. Toy, President of Commercial Division, if his employment terminated and a change of control occurred on December 31, 2019, the last day of the fiscal year.

Compensation Component	NEO Voluntary Resignation ($)		NEO Resignation for Good Reason ($)		Company Termination Without Cause ($)		Company Termination for Cause ($)		Change in Control ($)
Compensation
Base salary	50,000	(1)	1,100,000	(2)	1,100,000	(2)	50,000	(1)	1,100,000	(2)
Target cash incentive	—		500,000	(2)	500,000	(2)	—		500,000	(2)
Restricted Stock Units	—		225,671	(3)	225,671	(3)	—		338,506	(4)
Performance Share Units	—		—		—		—		934,521	(5)
Benefits and Perquisites	—		—		—		—		—
Health Benefits	—		15,215	(6)	15,215	(6)	—		15,215	(6)
Total	50,000		1,840,886		1,840,886		50,000		2,888,243

(1)	Payable as salary continuation over 12 months, subject to compliance with covenants not to solicit or compete for 24 months.

(2)	Payable as salary continuation over 24 months, subject to compliance with covenants not to solicit or compete for 24 months.

(3)

Represents two-thirds of the value of RSUs granted on May 21, 2018 and made effective as of January 1, 2018, all of which vest on December 31, 2020. A pro rata portion of the RSUs is accelerated as a result of (i) the NEO’s death or disability; (ii) the NEO’s voluntary resignation for any reason at any time on or after attaining age 65; (iii) the NEO’s resignation for good reason; or (iv) termination by us without cause. Based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(4)

Represents the value of RSUs granted on May 21, 2018 and made effective as of January 1, 2018, all of which vest on December 31, 2020. Vesting of 100% of these RSUs is accelerated upon the occurrence of a “change of control” under the LTIP and this Restricted Stock Unit Agreement. This amount is based on the closing price per share of our common stock on December 31, 2019 ($42.43).

(5)

All rights with respect to any unpaid PSUs terminate if the NEO’s employment terminates; provided, however, that 100% of these PSUs are accelerated and become payable as a result of (i) the NEO’s death or disability; or (ii) the NEO’s voluntary resignation after attaining age 65. In the event of a change in control prior to the end of a performance cycle, the performance period ends as of the date of the change in control, and the performance goals are measured through this date with appropriate adjustments to reflect the shortened performance period. The value is calculated by multiplying the closing price per share of our common stock on December 31, 2019 ($42.43) by the sum of the actual shares issued under the 2017-2019 PSU cycle plus the target shares issuable under the 2018-2020 cycle and the target shares issuable under the 2019-2021 PSU cycle.

(6)	Estimated cost of health insurance coverage continuation through December 31, 2019 computed at current premium.

SP+ CORPORATION 2020 PROXY STATEMENT

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation earned for services rendered to us for the fiscal year ending December  31, 2019 by our non-executive directors.

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($)	Total ($)
Karen M. Garrison	113,517	124,986	—	—	238,503
Alice M. Peterson	90,000	84,986	—	—	174,986
Gregory A. Reid	77,500	84,986	—	—	162,486
Wyman T. Roberts	82,500	84,986	—	—	167,486
Douglas R. Waggoner	78,983	84,986	—	—	163,969

(1)	Represents the aggregate grant date fair value computed in accordance with accounting rules.

Non-Employee Director Fees Earned or Paid in Cash

2019 directors’ fees paid in cash as stated below are paid only to directors who are not employees of our company.

Fee Category	Annual Rate($)
Annual Cash Retainer (exclusive of Chairman)	60,000
Chairman of the Board Service	95,000
Audit Committee Membership (exclusive of Chair)	10,000
Audit Committee Chair	30,000
Compensation Committee Membership (exclusive of Chair)	7,500
Compensation Committee Chair	17,500
Nominating and Corporate Governance Committee Membership (exclusive of Chair)	5,000
Nominating and Corporate Governance Committee Chair	15,000

Non-Employee Director Stock Grants

Messrs. Reid, Roberts and Waggoner and Ms. Peterson each received a fully vested stock grant of 2,573 shares of common stock on May 8, 2019 for their service as directors. Ms. Garrison received a grant of 3,784 shares of common stock on May 8, 2019 for her service as a director and Chairman of the Board.

Non-Employee Director Stock Ownership Requirements

On March 6, 2019, our Board adopted new stock ownership requirements for our non-employee directors. Our non-employee directors are now required to hold common stock equal to three times their annual cash retainer, which was $60,000 in 2019. Assuming that these ownership requirements were in place retroactively during 2019, non-employee directors would be required to hold shares of our common stock valued at $180,000 based on the average daily share price over the last 30 business days of our fiscal year, which was approximately $43.40. Accordingly, non-employee directors would have been expected to hold 4,148 shares of common stock as of December 31, 2019. All non-employee directors have achieved compliance with these stock ownership requirements.

TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS

Our Board recognizes that related person transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and has determined that the Audit Committee is best suited to review and approve related person transactions. Our Audit Committee’s charter requires it to review, on an ongoing basis, related party transactions required to be disclosed in our public filings for potential conflict of interest situations and requires all such transactions to be approved by the Audit Committee or another independent body of the Board.

SP+ CORPORATION 2020 PROXY STATEMENT

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our NEOs;

•	each of our directors and nominees for director; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Record Date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder.

Except as indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. This table also includes shares owned by a spouse as community property.

Percentage beneficially owned is based on 22,997,061 shares of common stock outstanding on the Record Date, and is calculated in accordance with SEC rules.

Name and Address of Beneficial Owner (1)	Current Shares Beneficially Owned (2)		Percent of Shares Beneficially Owned (%)
5% or Greater Beneficial Owners
BlackRock, Inc.	1,811,163	(3)	7.88%
P2 Capital Partners, LLC	1,464,881	(4)	6.37%
Wellington Management Group LLP	1,265,612	(5)	5.50%
Dimensional Fund Advisors LP	1,183,270	(6)	5.15%
Named Executive Officers & Directors
Alice M. Peterson	4,901		*
Douglas R. Waggoner	15,523		*
G Marc Baumann	49,863	(7)	*
Gregory A. Reid	7,904		*
John Ricchiuto	21,509	(8)	*
Karen M. Garrison	61,810	(9)	*
Kristopher H. Roy	1,628	(10)	*
Robert M. Toy	19,966	(11)	*
Robert N. Sacks	29,206	(12)	*
Vance C. Johnston	15,682		*
Wyman T. Roberts	15,523		*
All current directors and executive officers as a group (10 persons)	198,627	(13)

*	Less than 1.0% of the outstanding shares of common stock.

(1)	Except as otherwise indicated, the address for each beneficial owner listed in the table above is c/o SP Plus Corporation, 200 E. Randolph Street, Suite 7700, Chicago Illinois 60601-7702.

SP+ CORPORATION 2020 PROXY STATEMENT

SECURITY OWNERSHIP

(2)

Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of shares. Shares represented by restricted stock units cannot be voted at the Annual Meeting.

(3)

The address for BlackRock, Inc. is BlackRock, Inc., 55 East 52nd Street, New York, NY 10055. The information with respect to BlackRock, Inc. is based solely on information obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on or about February 6, 2020. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in BlackRock, Inc.’s Schedule 13G/A.

(4)

The address of P2 Capital Partners, LLC is 590 Madison Avenue, 25th Floor, New York, NY 10022. The information with respect to P2 Capital Partners, LLC is based solely on information obtained from a Schedule 13D/A filed by P2 Capital Partners, LLC with the SEC on or about February 11, 2020, which filing disclosed that P2 Capital Master Fund I, L.P. beneficially owns an aggregate of 667,459 shares and P2 Capital Master Fund VI, L.P. beneficially owns an aggregate of 797,422 shares. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in P2 Capital Partners, LLC’s Schedule 13D/A.

(5)

The address of Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. The information with respect to Wellington Management Group LLP is based solely on information obtained from a Schedule 13G/A filed by Wellington Management Group LLP with the SEC on or about January 8, 2020. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Wellington Management Group LLP’s Schedule 13G/A.

(6)

The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin TX 78746. The information with respect to Dimensional Fund Advisors LP is based solely on information obtained from a Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on or about February 12, 2020. The foregoing has been included solely in reliance upon, and without independent investigation of, the disclosures contained in Dimensional Fund Advisors LP’s Schedule 13G/A.

(7)	Held jointly with Mr. Baumann’s spouse. Does not include 11,968 RSUs that vest on December 31, 2020.

(8)	Held jointly with Mr. Ricchiuto’s spouse. Does not include (i) 14,000 RSUs that will vest on July 1, 2020 and (ii) 7,978 RSUs that vest on December 31, 2020.

(9)	Held jointly with Ms. Garrison’s spouse.

(10)	Does not include 10,155 RSUs that vest on December 31, 2021.

(11)	Does not include 7,978 RSUs that vest on December 31, 2020.

(12)	Held jointly with Mr. Sacks’s spouse.

(13)	Does not include 65,619 RSUs held by executive officers that vest at various times during the next two years.

Change in Control

We are unaware of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control of our company.

SP+ CORPORATION 2020 PROXY STATEMENT

PROPOSAL NO. 2:

ADVISORY VOTE ON THE 2019 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and, we believe, to our stockholders. At our 2019 annual meeting of stockholders, the affirmative vote of the holders of approximately 91.3% of the shares represented in person or by proxy and entitled to vote approved, in a non-binding advisory vote, the 2018 executive compensation of our NEOs. In 2020, we are again seeking input from stockholders with this advisory vote on the 2019 compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.

The Compensation Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our NEOs to defined performance standards that promote balance between the drive for near-term growth and long-term increase in stockholder value. The Compensation Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy.

The Compensation Committee bases its executive compensation decisions on our core compensation principles, including the following:

•	incentivizing our executives to perform with stockholders’ interests in mind;

•

assembling and maintaining a senior leadership team with the skills necessary to successfully execute our business strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

•	balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance.

We believe that our existing compensation programs have been effective at motivating our key executives, including our NEOs, to achieve superior performance and results for our company, effectively aligning compensation with performance results, giving our executives an ownership interest in our company so their interests are aligned with our stockholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Our 2019 compensation programs were built on the same general and conservative principles that we have historically followed.

With our core compensation principles in mind, the Compensation Committee took compensation actions in 2019 including the following:

•

continuing the Performance Share Program under which future equity awards will be earned by achieving established three-year free cash flow targets, making the program the primary vehicle for new equity awards for existing executive officers; and

•	placing more emphasis on variable pay (annual incentive) with respect to growth in executive compensation opportunity.

Compensation actions like those described above evidence our philosophy of aligning executive compensation with our performance and increasing long-term stockholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Although this advisory vote on the compensation of our NEOs is not binding on us, our Board and the Compensation Committee will review and consider the outcome of this advisory vote and, consistent with our record of stockholder engagement, will take it into account when making future compensation decisions for our NEOs.

SP+ CORPORATION 2020 PROXY STATEMENT

PROPOSAL NO. 2

This non-binding advisory vote on the compensation of our NEOs allows our stockholders to express their opinions about our executive compensation programs. The vote on this resolution is not intended to address any specific element of compensation; rather, the vote is intended to provide our stockholders with the opportunity to approve, on an aggregate basis and in light of our corporate performance, the compensation program for our NEOs as described in this Proxy Statement. Stockholders are asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers listed in the 2019 Summary Compensation Table included in the proxy statement for the 2020 Annual Meeting, as such compensation is disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the section titled “Compensation Discussion and Analysis,” as well as the compensation tables and other narrative executive compensation disclosures thereafter.”

OUR BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, THE ADVISORY (NON-BINDING) VOTE APPROVING 2019 NAMED EXECUTIVE OFFICER COMPENSATION.

SP+ CORPORATION 2020 PROXY STATEMENT

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 3 is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.

We expect that one or more representatives of Ernst & Young LLP will be present at the Annual Meeting, each of whom will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to any appropriate questions.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 3, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

SP+ CORPORATION 2020 PROXY STATEMENT

AUDIT COMMITTEE DISCLOSURE

General

The Audit Committee of our Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the assessment of our independent registered public accounting firm’s qualifications and independence; and the performance of our internal audit function and independent registered public accounting firm. A detailed description of the Audit Committee’s functions is included above, and a complete description may be found in the Audit Committee’s charter, which may be accessed through the Corporate Governance section of our website, accessible through our Investor Relations page at www.spplus.com.

The Audit Committee recommended that Ernst & Young LLP be re-appointed as our independent public accounting firm to serve for the 2020 fiscal year, and that the Board submit this appointment to our stockholders for approval.

Principal Accounting Fees and Services

The Audit Committee, with the approval of the stockholders, engaged Ernst & Young LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2019. The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2019 and December 31, 2018, the review of our interim consolidated financial statements for each quarter in fiscal years 2019 and 2018 and for tax and all other services rendered by Ernst & Young LLP during those periods.

Type of Fee	2019	2018
Audit Fees (1)	$2,131,000	$2,114,000
Audit-Related Fees (2)	78,000	817,000
Tax Fees (3)	—	—
All Other Fees (4)	7,000	6,000

Total	$2,216,000	$2,937,000

(1)

Audit Fees include fees associated with the annual audit, including the audit of internal control, the reviews of our quarterly reports on Form 10-Q and audit services provided in connection with other regulatory or statutory filings in which we have engaged Ernst & Young LLP.

(2)

Audit-Related Fees include fees associated with due diligence in connection with completed and contemplated acquisitions and the issuance of a Service Organization Controls (“SOC”) report recognized under Statement on Standards for Attestation Engagements (“SSAE”) 18 (“SOC-1” Report”).

(3)	Tax Fees include fees associated with tax compliance including preparation, review and filing of tax returns and assistance with tax audits and appeals.

(4)	All Other Fees include fees associated with products and services (online research tools) provided by Ernst & Young LLP.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to our pre-approval policy and procedures, the Audit Committee was responsible for reviewing and approving, in advance, all audit services and permissible non-audit services or relationships between our company and Ernst & Young LLP. The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm, and has established a policy concerning the pre-approval of services performed by our independent registered public accounting firm. Each proposed engagement not specifically identified by the SEC as impairing independence is evaluated for independence implications prior to entering into a contract with the independent registered public accounting firm for such services. The Audit Committee has approved in advance certain permitted services whose scope is consistent with maintaining the independence of our registered public accounting firm.

SP+ CORPORATION 2020 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to our audited financial statements for the year ended December 31, 2019. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Exchange Act except to the extent that we specifically incorporate such information by reference in such filing.

In connection with the financial statements for the fiscal year ended December 31, 2019, our Audit Committee:

(i)

oversaw our Section 404 internal controls project, including a review and assessment of the scope, principles, plans, risk areas and budget for the project and direct discussions with our independent registered public accounting firm and our internal audit department;

(ii)	reviewed and assessing our internal audit, controllership and finance functions;

(iii)	reviewed our risk management efforts, including our insurance and our compliance and cyber-security programs;

(iv)	discussed with Ernst & Young LLP and management accounting topics, proposed rules of the Public Company Accounting Oversight Board, and a review of our critical accounting policies;

(v)	monitored the processes by which our Chief Executive Officer, Chief Financial Officer and Corporate Controller certify the information contained in our quarterly and annual filings with the SEC;

(vi)	reviewed and approved our policy regarding the retention of an independent registered public accounting firm and considered and approved such retentions as appropriate;

(vii)	reviewed our approach toward establishing reserves;

(viii)	reviewed and discussed with management each of our quarterly financial statements and our audited financial statements for 2019;

(ix)	discussed with Ernst & Young LLP of the matters required to be discussed by the Statement on Auditing Standards No. 1301, issued by the PCAOB; and

(ix)

received and reviewed the written disclosures and the letter from Ernst & Young LLP regarding Ernst & Young LLP’s independence, as required by the PCAOB, and discussed with Ernst & Young LLP its independence from our company.

As part of its oversight role and in reliance upon its reviews and discussions as outlined above, the Audit Committee approved the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC and presentation to our stockholders.

THE AUDIT COMMITTEE

Alice M. Peterson (Chair)

Gregory A. Reid

Douglas R. Waggoner

SP+ CORPORATION 2020 PROXY STATEMENT

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our equity securities to file with the SEC initial reports of beneficial ownership of the common stock and reports of changes in their beneficial ownership and to furnish us with copies of those reports. As a matter of practice, our company’s administrative staff assists our executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC.

To our knowledge, based solely upon a review of copies of reports furnished to us or written representations from certain reporting persons, we believe that during 2019, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met in a timely manner, except for one Form 4 for each of Messrs. Baumann, Johnston, Klaisle, Ricchiuto, Roy and Toy which was filed late, each of which covered one transaction.

SP+ CORPORATION 2020 PROXY STATEMENT

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Exchange Act or any filing under the Securities Act of 1933, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Report of the Compensation Committee” will not be deemed incorporated, unless specifically provided otherwise in that other filing.

THE BOARD OF DIRECTORS

SP PLUS CORPORATION

Chicago, March 20, 2020

SP+ CORPORATION 2020 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION RECONCILIATIONS

RECONCILIATION OF NET INCOME ATTRIBUTED TO SP PLUS TO ADJUSTED NET INCOME

ATTRIBUTABLE TO SP PLUS AND ADJUSTED NET INCOME PER SHARE

(millions, except for share and per share data, unaudited)

	Year Ended December 31,
	2019	2018
Net income attributable to SP Plus, as reported	$48.8	$53.2
Add: Restructuring, merger and integration costs	1.3	8.0
Add (subtract): Gross profit related to asset sales or dispositions, including earnings from an equity method investee transaction	—	0.1
Subtract: Equity in earnings from investment in unconsolidated entity	—	(10.1)
Add: Amortization of acquired intangibles	15.1	6.1
Net tax effect of adjustments	(4.4)	(1.1)
Add (subtract): Non-routine income tax	(0.3)	1.3
Other, rounding	—	0.1

Adjusted net income attributable to SP Plus	$60.5	$57.6
Net income per share, as reported
Basic	$2.21	$2.38
Diluted	$2.20	$2.35
Adjusted net income per share
Basic	$2.74	$2.57
Diluted	$2.73	$2.55
Weighted average shares outstanding
Basic	22,080,025	22,394,542
Diluted	22,208,032	22,607,223

SP+ CORPORATION 2020 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SP PLUS TO EBITDA, ADJUSTED EBITDA

(millions, unaudited)

	Year Ended December 31,
	2019	2018
Net income attributable to SP Plus, as reported	$48.8	$53.2
Add (subtract):
Income tax expense	19.4	19.6
Interest expense, net	18.6	9.2
Equity in earnings from investment in unconsolidated entity	—	(10.1)
Depreciation and amortization expense	29.4	17.9

Earnings before interest, taxes, depreciation and amortization (EBITDA)	$116.2	$89.8
Add: EBITDA related to asset sales or dispositions	1.3	8.0
Other, rounding	—	0.1

Adjusted EBITDA	$117.5	$97.9

SP+ CORPORATION 2020 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF FREE CASH FLOW

(millions, unaudited)

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$76.0	$70.9
Net cash used in investing activities	(12.5)	(268.4)
plus: Acquisition of business, net of cash acquired	—	277.9
less: Proceeds from sale of business or equity method investee’s sale of assets, net of cash income taxes paid	—	(14.1)
Distribution to noncontrolling interest	(3.2)	(3.3)
Effect of exchange rate changes on cash and cash equivalents	0.1	(0.6)
Other, rounding	(0.1)	(0.2)

Free cash flow	$60.3	$62.2

SP+ CORPORATION 2020 PROXY STATEMENT

APPENDIX A

SP PLUS CORPORATION

RECONCILIATION OF ADJUSTED GROSS PROFIT AND ADJUSTED G&A

(millions, unaudited)

	Year Ended December 31,
	2019	2018
Gross profit
Gross profit, as reported	$228.1	$184.0
Add (subtract): Gross profit related to asset sales or dispositions, including earnings from an equity method investee transaction	—	0.1

Adjusted gross profit	$228.1	$184.1
General and administrative expenses
General and administrative expenses, as reported	$109.0	$91.0
Subtract: Restructuring, merger and integration costs	(1.3)	(8.0)

Adjusted G&A	$107.7	$83.0

SP+ CORPORATION 2020 PROXY STATEMENT

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet or Telephone - QUICK EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
SP PLUS CORPORATION
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2020.
INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
PROXY
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3.
Please mark your votes ☒
like this
1. To re-elect the following directors to serve on the Board of Directors.
(1) G Marc Baumann
FOR ALL
(2) Karen M. Garrison
WITHHOLD AUTHORITY
(3) Alice M. Peterson *FOR ALL EXCEPT AS MARKED
(4) Gregory A. Reid
(5) Wyman T. Roberts
(6) Douglas R. Waggoner
2. To approve, in a non-binding advisory vote, the 2019 compensation paid to our named executive officers.
FOR
AGAINST
ABSTAIN
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020.
FOR
AGAINST
ABSTAIN
*Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.
Mark here to change your address.
Mark here if you plan to attend the meeting.
CONTROL NUMBER
Signature Signature, if held jointly Date     , 2020
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.
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Important Notice Regarding the Availability of Proxy Materials for the SP Plus Corporation Annual Meeting of Stockholders to be held on May 6, 2020.
The Proxy Statement, Proxy Card and our 2019 Annual Report to Stockholders are available at this website: http://www.cstproxy.com/spplus/2020.
FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 6, 2020
SP PLUS CORPORATION
The undersigned hereby constitutes and appoints Ritu Vig, Chief Legal Officer and Secretary, and Jerome L. Pate, Vice President and Deputy General Counsel, or either of them acting in the absence of the other, his or her true and lawful agents and proxies, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote for the undersigned as designated on the reverse side, at the Annual Meeting of Stockholders to be held at 200 E. Randolph Street, 70th Floor, Chicago, Illinois, on May 6, 2020, at 1:00 p.m., Central time, and at any adjournments or postponements thereof, on all matters coming before said meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and proxy statement, both dated March 20, 2020, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournment thereof.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL SHARES OF SP PLUS CORPORATION COMMON STOCK THAT YOU OWN.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3. THIS PROXY WILL BE VOTED, IN THE DISCRETION OF PROXY HOLDERS, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued, and to be marked, dated and signed, on the other side)
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